                                                                    EXHIBIT 99.1

                                                                [EXECUTION COPY]



================================================================================


                             AMENDED AND RESTATED
                               CREDIT AGREEMENT


                          Dated as of March 23, 1998


                                    Between


                           MORRISON RESTAURANTS INC.

                                      and

                                 AMSOUTH BANK

                                 Relating to a

                          $30,000,000 Revolving Loan


================================================================================

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                   ARTICLE 1

                           RULES OF CONSTRUCTION AND
                                 DEFINITIONS.................................  2

     SECTION 1.1.............................................................  2

                                   ARTICLE 2

                          REVOLVING FACILITY TERMS........................... 14

     SECTION 2.1  Loans...................................................... 14
     SECTION 2.2  Advances................................................... 14
     SECTION 2.3  Letter of Credit Borrowings................................ 15
     SECTION 2.4  Payments................................................... 17
     SECTION 2.5  Prepayment................................................. 17
     SECTION 2.6  Reduction in Revolving Facility............................ 17
     SECTION 2.7  Fees....................................................... 18
     SECTION 2.8  Extension of Termination Date.............................. 18
     SECTION 2.9  Place and Time of Payments................................. 18
     SECTION 2.10 Security................................................... 19

                                   ARTICLE 3

                                  INTEREST................................... 20

     SECTION 3.1  Applicable Interest Rates.................................. 20
     SECTION 3.2  Procedure for Exercising the LIBOR-Based Rate.............. 20
     SECTION 3.3  Quoted Cost of Funds Rate.................................. 20
     SECTION 3.4  LIBOR-Based Rate........................................... 21
     SECTION 3.5  Post Maturity Interest..................................... 21
     SECTION 3.6  Changes in Margin.......................................... 21

                                   ARTICLE 4

            TERMINATION OF LIBOR-BASED RATE AND YIELD PROTECTION............. 22

     SECTION 4.1  Termination of LIBOR-Based Rate; Increase in
                  LIBOR-Based Rate; Reduction of Return...................... 22
     SECTION 4.2  Compensation............................................... 23

                                   ARTICLE 5

                       REPRESENTATIONS AND WARRANTIES........................ 23

     SECTION 5.1   Organization Powers, Existence, etc....................... 23
     SECTION 5.2   Authorization of Borrowing, etc........................... 24
     SECTION 5.3   Liabilities............................................... 24
     SECTION 5.4   Taxes..................................................... 24
     SECTION 5.5   Litigation................................................ 24
     SECTION 5.6   Agreements................................................ 24
     SECTION 5.7   Use of Proceeds........................................... 25
     SECTION 5.8   ERISA..................................................... 25
     SECTION 5.9   Subsidiaries.............................................. 25
     SECTION 5.10  Principal Place of Business............................... 25
     SECTION 5.11  Environmental Laws........................................ 25
     SECTION 5.12  Disclosure................................................ 26
     SECTION 5.13  Licenses.................................................. 26
     SECTION 5.14  Title to Properties....................................... 26
     SECTION 5.15  Enforceability............................................ 27
     SECTION 5.16  Consents, Registrations, Approvals, etc................... 27
     SECTION 5.17  Solvency.................................................. 27
     SECTION 5.18  Patents, Trademarks....................................... 27

                                   ARTICLE 6

                        GENERAL CONDITIONS OF LENDING........................ 27

     SECTION 6.1   Representations and Warranties............................ 27
     SECTION 6.2   No Default................................................ 28
     SECTION 6.3   Required Items............................................ 28
     SECTION 6.4   Authorized Representative Certificates.................... 28
     SECTION 6.5   Other Supporting Documents................................ 28

                                   ARTICLE 7

                      GENERAL COVENANTS OF THE BORROWER...................... 29

     SECTION 7.1   Existence, Properties, etc................................ 29
     SECTION 7.2   Payment of Indebtedness, Taxes, etc....................... 29
     SECTION 7.3   Financial Statements, Reports, etc........................ 29
     SECTION 7.4   Litigation Notice......................................... 31
     SECTION 7.5   Default Notice............................................ 31
     SECTION 7.6   Further Assurances........................................ 31
     SECTION 7.7   Insurance................................................. 32
     SECTION 7.8   Covenants Regarding Financial Condition................... 32
     SECTION 7.9   Continuation of Current Business.......................... 35
     SECTION 7.10  Cooperation; Inspection of Properties..................... 35

     SECTION 7.11  Use of Proceeds........................................... 35
     SECTION 7.12  Transactions with Affiliates.............................. 35
     SECTION 7.13  Change in Management...................................... 35
     SECTION 7.14  Continuation of Current Business, Offices, Name, etc...... 35
     SECTION 7.15  Creation or Acquisition of Subsidiaries................... 35
     SECTION 7.16  Compliance with Environmental Laws........................ 35

                                   ARTICLE 8

                       EVENTS OF DEFAULT AND REMEDIES........................ 36

     SECTION 8.1   Events of Default......................................... 36
     SECTION 8.2   Cumulative Rights......................................... 39
     SECTION 8.3   No Waiver................................................. 40

                                   ARTICLE 9

                                MISCELLANEOUS................................ 40

     SECTION 9.1   Participations............................................ 40
     SECTION 9.2   Notices................................................... 40
     SECTION 9.3   No Waiver................................................. 41
     SECTION 9.4   Setoff.................................................... 41
     SECTION 9.5   Survival.................................................. 42
     SECTION 9.6   Expenses.................................................. 42
     SECTION 9.7   Counterparts.............................................. 43
     SECTION 9.8   Submission to Jurisdiction................................ 43
     SECTION 9.9   Termination............................................... 43
     SECTION 9.10  Governing Law............................................. 44
     SECTION 9.11  Indemnification........................................... 44
     SECTION 9.12  Agreement Controls........................................ 45
     SECTION 9.13  Successors and Assigns.................................... 45
     SECTION 9.14  Severability.............................................. 45
     SECTION 9.15  Arbitration; Preservation and Limitation of Remedies...... 46
     SECTION 9.16  Usury Laws................................................ 47
     SECTION 9.17  Confidentiality of Information............................ 47
     SECTION 9.18  Effect of this Agreement.................................. 48

EXHIBITS
--------
     A         Credit Documents
     B         Existing Liens
     C         Request for LIBOR Loan or Interest Rate Election
     D         Form of Compliance Certificate
     E         Leasehold Mortgage Sites

               Schedule D-1 - Financial Covenant Compliance

SCHEDULES
---------
     5.1(e)    Tradenames
     5.4       Taxes
     5.5       Material Litigation
     5.8(a)    ERISA Plans
     5.8(b)    Plan Liabilities
     5.8(c)    Funding
     7.8(11)   Existing Indebtedness

                     AMENDED AND RESTATED CREDIT AGREEMENT


     THIS AMENDED AND RESTATED CREDIT AGREEMENT dated as of March 23, 1998 ("this Agreement") is entered into by MORRISON RESTAURANTS INC., a Georgia corporation formerly known as Morrison Fresh Cooking, Inc. (the "Borrower") and AMSOUTH BANK, an Alabama banking corporation formerly known as AmSouth Bank of Alabama (the "Lender").


                                   RECITALS

     A. The Borrower and the Lender have entered into a Credit Agreement dated as of June 19, 1997 (as heretofore modified or amended from time to time, the "Credit Agreement") wherein the Lender made available to the Borrower a Revolving Facility as well as certain Letters of Credit up to the maximum principal amounts set forth in the Credit Agreement.

     B. The Borrower has requested that the Lender grant certain waivers, modifications and amendments to the Credit Agreement, and the Borrower and the Lender have entered into a commitment letter dated January 5, 1998 (the "Commitment Letter") setting forth the terms and conditions under the which the Lender has agreed to amend the Credit Agreement. The Borrower and the Lender have heretofore entered into a First Amendment to Credit Agreement effective as of November 30, 1997, that effectuated certain of the amendments to the Credit Agreement required under the terms of the Commitment Letter and reserved other amendments until certain conditions had been fulfilled.

     C. The Borrower and the Lender have agreed to enter into this Agreement in order to amend and restate the Credit Agreement in its entirety so as to effectuate fully all terms and conditions of the Commitment Letter.


                                   AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing Recitals, and to induce the Lender to make the Revolving Facility available, the Borrower and the Lender agree as follows:

                                   ARTICLE 1

                           RULES OF CONSTRUCTION AND
                                  DEFINITIONS

     SECTION 1.1 For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          All accounting terms not otherwise defined herein have the meanings assigned to them, and all computations herein provided or shall be made, in accordance with generally accepted accounting principles applied on a consistent basis. All references herein to "generally accepted accounting principles" refer to such principles as they exist at the date of application thereof; provided, however, that if any change in generally accepted accounting principles after the Closing Date could, in the reasonable judgment of the Lender, affect adversely the interests of the Lender in the interpretation or calculation of the financial covenants or other provisions of this Agreement or the other Loan Documents, such change shall not be effective for purposes of this Agreement or the other Loan Documents unless and until the provisions of this Agreement and the other Loan Documents that could be adversely affected by such change have been amended by the mutual agreement of the Borrower and the Lender so as to insure that the interests of the Lender will not be adversely affected by such change.

          All references in this Agreement to designated "Articles", "Sections" and other subdivisions or to lettered Exhibits or numbered Schedules are to the designated Articles, Sections and other subdivisions hereof and the lettered Exhibits and numbered Schedules annexed hereto unless the context otherwise clearly indicates. All Article, Section, other subdivision and Exhibit captions herein are used for reference only and in no way limit or describe the scope or intent of, or in any way affect, this Agreement.

          The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

          The terms "include," "including" and similar terms shall be construed as if followed by the phrase "without being limited to."

          The terms defined in this article have the meanings attributed to them in this article. Singular terms shall include the plural as well as the singular, and vice versa. Words of masculine, feminine or neuter gender shall mean and include the correlative words of other genders.

          All recitals set forth in this Agreement are hereby incorporated in the operative provisions of this Agreement.

          No inference in favor of or against any party shall be drawn from the fact that such party or its counsel has drafted any portion hereof.

          All references herein to a separate instrument are to such separate instrument as the same may be amended or supplemented from time to time pursuant to the applicable provisions thereof.

          If the Borrower now or hereafter has any Subsidiaries, all computations required in connection with the covenants contained in Article 7 and all references to events or conditions having a "material adverse effect" on the Borrower shall be made for the Borrower and its Subsidiaries on a combined or consolidated basis, after elimination of intercompany items, and all financial statements, reports and certificates required hereunder shall be prepared on the same basis.

          Actual/360 Basis shall mean a method of computing interest or other charges hereunder on the basis of an assumed year of 360 days for actual number of days elapsed, meaning that interest or other charges accrued for each day will be computed by multiplying the rate applicable on that day by the unpaid principal balance (or other relevant sum) on that day and dividing the result by 360.

          Advance shall mean a borrowing under the Revolving Facility pursuant to Section 2.1.

          Affiliate of any specified person shall mean any person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition "control" when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          Agreement shall mean, on any date, this Amended and Restated Credit Agreement, as originally in effect on the Closing Date and as thereafter from time to time amended, supplemented, restated or otherwise modified and in effect on such date.

          Application shall have the meaning attributed to that term in Section 2.3(b).

          Authorized Representative shall mean the officer or officers of the Borrower that are duly authorized to act for the Borrower in the specified capacity under the Governing Documents of the Borrower or applicable law.

          Borrower shall mean Morrison Restaurants Inc., a Georgia corporation formerly known as Morrison Fresh Cooking, Inc.

          Business Day shall mean (a) any day on which commercial banks are not authorized or required to close in Birmingham, Alabama and (b) if such day relates to the giving of notices or quotes in connection with a LIBOR Quote or to a borrowing of, a payment or prepayment of principal of or interest on, or an Interest Period for, a LIBOR-Based Rate Segment or a notice by the Borrower with respect to any such borrowing, payment, prepayment or Interest Period, any day on which dealings in Dollar deposits are carried out in the London interbank market.

          Capital Expenditures shall mean any expenditure for fixed assets or that is properly chargeable to capital account in accordance with generally accepted accounting principles.

          Closing Date shall mean the date of this Agreement.

          Closing Documents means this Agreement and the documents described in Exhibit A and all other documents now or hereafter executed or delivered in connection with the transactions contemplated hereby

          Collateral shall mean all types or items of property, without limitation, on which the Lender now or hereafter holds a Lien to secure the Credit Obligations.

          Credit Obligations shall mean the Revolving Facility Obligations, the Letter of Credit Obligations and all other obligations and debts owing to the Lender, and arising under the terms of this Agreement, the Note, the Applications and the other Loan Documents, whether now or hereafter incurred, existing or arising, including the principal amount of all Advances, all Letter of Credit Borrowings and all Reimbursement Obligations, any sums expended by the Lender in exercising the rights and remedies described in Section 8.1, all accrued interest on Advances and Reimbursement Obligations, and all costs, fees, charges and expenses incurred and payable in connection therewith, including fees payable under the terms of, or in connection with, this Agreement, all other obligations and debts owing to the Lender arising in connection with, ancillary to, or in support of Advances and Letter of Credit Borrowings, and all renewals, extensions, modifications and amendments of any of the foregoing, whether or not any renewal, extension, modification or amendment agreement is executed in connection therewith.

          Debt shall mean (i) the Credit Obligations and all other indebtedness, whether or not represented by bonds, debentures, notes or other securities, for the repayment of borrowed money or for reimbursement of drafts drawn or available to be drawn under letters of credit and banker's acceptances issued for the account of such person, (ii) all indebtedness deferred for the payment of the purchase price of property or assets purchased, (iii) all capitalized lease obligations, (iv) all indebtedness secured by any mortgage or pledge of, or Lien on, property of such person, whether or not the indebtedness secured thereby shall have been assumed, (v) Guaranteed Obligations, (vi) all obligations with respect to any conditional sale contract or title retention agreement, and (vii) all obligations with respect to interest rate swap agreements.

          Default shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

          Dollars and the symbol $ shall mean dollars constituting legal tender for the payment of public and private debts in the United States of America.

          EBITDA for any period shall mean Net Income (or the net deficit, if expenses and charges exceed revenues and other proper income credits) after taxes for such period, plus amounts that have been deducted for (i) depreciation, (ii) amortization, (iii) Interest Expense and (iv) income and profit taxes in determining Net Income for such period.

          EBITDAR for any period shall mean Net Income (or the net deficit, if expenses and charges exceed revenues and other proper income credits) after taxes for such period, plus amounts that have been deducted for (i) Interest Expense, (ii) Operating Lease Payments, (iii) depreciation, (iv) amortization and (v) income and profit taxes in determining Net Income for such period.

          Environmental Laws shall have the meaning ascribed to such term in
     Section 5.11.

          ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          ERISA Affiliate shall mean, as of any date, any corporation, partnership or other trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Sections 414(b), (c) or (m) of the Internal Revenue Code, as amended.

          Event of Default shall have the meaning assigned to such term in
     Article 8 hereof.

          Fixed Charge Coverage Ratio shall mean as of the last day of any fiscal quarter, beginning with the fiscal quarter ending May 31, 1998, the ratio of:

               (i) the sum of (y) EBITDAR for the applicable period then ending minus (z) dividends actually paid during such period; to

               (ii) the aggregate (without duplication) of the following, all determined in accordance with generally accepted accounting principles for the applicable period then ending: (a) Interest Expense for such period, (b) Operating Lease Payments for such period, (c) Principal Maturities (not including the Loans) for the next succeeding four fiscal quarters following the date of determination, and (d) 20% of the outstanding Loans during such period.

          Funded Debt shall mean all Debt maturing by its terms more than one year after, or which is renewable or extendible at the option of the obligor to a date more than one year after, the date as of which Funded Debt is being determined.

          Governing Documents of the Borrower shall mean all organizational and governing documents applicable thereto including its articles of incorporation and bylaws, and all applicable resolutions or other directions of the directors, shareholders, officers, or other relevant persons comprising, owning, managing or operating the Borrower.

          Governmental Authority shall mean any national, federal, state, county, municipal or other agency, authority, department, commission, bureau, board, court or instrumentality thereof.

          Governmental Requirements shall mean all laws, rules, regulations, requirements, ordinances, judgments, decrees, codes and orders of any Governmental Authority applicable to the Borrower.

          Guaranteed Obligations of any person shall mean all guaranties (including guaranties of guaranties and guaranties of dividends and other monetary obligations), endorsement, assumptions and other contingent obligations with respect to, or to purchase or otherwise pay or acquire, Debt of others.

          Hazardous Materials shall mean (a) any asbestos or insulation or other material composed of or containing asbestos and (b) any hazardous, toxic or dangerous waste, substance or material defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund" or "Superlien" law, or any other Governmental Requirement regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material as at the Closing Date or at any time thereafter in effect. This definition refers to the amounts of such waste, substance or material present at a particular facility in excess of the reportable quantity or threshold planning quantity, if applicable, for such waste, substance or material as may be listed in such act, law or other Governmental Requirement described in the foregoing sentence, as at the Closing Date or at any time thereafter in effect.

          Interest Expense shall mean all interest incurred on Debt (including obligations payable under capitalized leases attributable to interest) during the period in question.

          Interest Period shall mean each period commencing on the date a LIBOR Loan is made or the last day of the next preceding Interest Period for such LIBOR Loan and ending on the numerically corresponding day in the first, second, third, or sixth calendar month thereafter, as the Borrower may select as provided in Section 3.2 hereof, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

     Notwithstanding the foregoing: (i) if any Interest Period for any LIBOR Loan would otherwise end after the Termination Date, such Interest Period shall end on the Termination Date; (ii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iii) notwithstanding clauses (i) and (ii) above, no Interest Period for any LIBOR Loan shall have a duration of less than one month and, if the Interest Period for any LIBOR Loan would otherwise be a shorter period, such LIBOR Loan shall not be available hereunder for such period.

          Letter of Credit Borrowings shall mean as of any date the maximum aggregate amount that the Lender could be required to pay under drafts that could be, or have been, properly drawn in compliance with the terms of all Letters of Credit outstanding on such date, other than drafts that have been drawn and paid.

          Letter of Credit Obligations shall mean (a) the Letter of Credit Borrowings and (b) the Reimbursement Obligations and the Borrower's other obligations under this Agreement and the Applications with respect to Letters of Credit or drawings made thereunder, including obligations with respect to all principal, interest, fees and other charges related thereto.

          Letters of Credit shall mean all letters of credit issued on or after the Closing Date by the Lender for the account of the Borrower under this Agreement.

          Liabilities shall mean all Debt and all other items (including taxes accrued as estimated) that, in accordance with generally accepted accounting principles, would be included in determining total liabilities as shown on the liabilities side of a balance sheet.

          LIBOR-Based Rate shall mean a rate per annum equal to the LIBOR Quote plus the applicable Margin.

          LIBOR-Based Rate Segment shall mean a Segment to which the LIBOR-Based Rate is (or is proposed to be) applicable.

          LIBOR Loans shall mean Loans on which interest rates are determined on the basis of LIBOR-Based Rates.

          LIBOR Quote shall mean, with respect to any time at which the LIBOR-Based Rate is to be determined, the rate of interest determined by the Lender by reference to the Knight-Ridder Money Center reporting service or other comparable financial information reporting service at the time employed by the Lender as of 10:00 a.m. (Birmingham, Alabama time) two (2) Business Days prior to the commencement of the Interest Period, of the cost of funds available to the Lender from the purchase on the London interbank market of funds in the form of time deposits in Dollars in the approximate amount of the Segment that is to bear interest at the LIBOR-Based Rate, having a maturity comparable to the Interest Period during which the LIBOR-Based Rate is to be in effect, it being expressly understood that (1) the Lender may not actually purchase any such time deposits and obtain such funds and (2) the LIBOR Quote will be an estimate, and for a variety of reasons, including changing market conditions, the actual cost of funds to the Lender (if the Lender elects to purchase funds in the form of time deposits on such date) might vary from the LIBOR Quote.

          LIBOR Reserve Requirement shall mean the percentage (expressed as a decimal) prescribed by the Board of Governors of the Federal Reserve System (or any successor), on the date on which the LIBOR-Based Rate is determined, for determining the reserve requirements of the Lender (including any marginal, emergency, supplemental, special or other reserves) with respect to liabilities relating to time deposits purchased in the London interbank market having a maturity equal to the period during which the LIBOR-Based Rate will be in effect and in an amount equal to the Segment involved, without any benefit or credit for any proration, exemptions or offsets under any now or hereafter applicable regulations.

          Lien shall mean any mortgage, pledge, assignment, charge, encumbrance, lien, security interest or financing lease.

          Loan Documents shall mean this Agreement, the Note, the Applications and all other agreements, instruments and documents executed or delivered at any time in connection with the Credit Obligations, or to evidence or secure any of the Credit Obligations, including the Closing Documents described in Exhibit A.

          Loans shall mean the aggregate outstanding amount of all Advances, Letter of Credit Borrowings and Reimbursement Obligations, and all extensions and renewals thereof.

          Margin shall mean that percent per annum set forth below, which shall be the Margin set forth opposite the Fixed Charges Coverage Ratio at the time of each such Advance as determined based on the most recent financial statements furnished to the Lender pursuant to Section 5.3 or Section 7.3 hereof:

                       Fixed
               Charges Coverage Ratio                          Applicable Margin*
               ----------------------                          -----------------
               [greater than] 2.0:1                                   1.00%

               [less than] 2.0:1  [greater than or equal to] 1.55:1   1.25%


               [less than] 1.55:1 [greater than or equal to] 1.35:1      1.625%

               [less than] 1.35:1 [greater than or equal to] 1.15:1      2.00%

               [less than] 1.15:1 [greater than or equal to] 0.95:1      2.25%

               *An additional 25 basis points will be added to the applicable Margin if the ratio calculated with respect to the financial covenant set forth in Section 7.8(2) exceeds 3.75 to 1.0 at any time; provided, however, if the ratio calculated with respect to such financial covenant exceeds 5.0 to 1.0 at any time after the fiscal quarter ending August 31, 1998, the default interest rate described in Section
          3.5 shall apply in lieu of the 25 basis point increase provided hereunder.

          Margin Stock shall have the meaning attributed to that term in Regulation U of the Federal Reserve Board, as amended.

          Maximum Credit Amount shall mean (a) until and including June 5, 1998, $21,500,000, and (b) on and after June 6, 1998, provided that no Event of Default exists, $30,000,000, or such lesser amount to which the Revolving Facility may have been reduced under Section 2.6 hereof.

          Mortgaged Leaseholds shall have the meaning attributed to that term in
     Section 2.10(b).

          Multiemployer Plan shall mean a "multiemployer plan" as defined in
     Section 4001(a)(3) of ERISA.

          Net Income shall mean, for any period, net income (or loss) for the Borrower for such period, determined in accordance with generally accepted accounting principles.

          Net Worth shall mean, at any time, the net worth of the Borrower at such time, determined in accordance with generally accepted accounting principles.

          Note shall mean that certain Note dated June 19, 1997, by the Borrower in favor of the Lender in the aggregate maximum principal amount of $30,000,000 and all amendments, modifications, or extensions thereof.

          Operating Cash Flow shall mean, for any period, the aggregate of (a) Net Income, after taxes, for such period, plus (b) the sum of Interest Expense, federal, state, local and other income taxes, depreciation, amortization of intangible assets, and extraordinary losses and other noncash expenses or charges reducing income for such period, all to the extent taken into account in the calculation of Net Income for such period, minus the sum of dividends actually paid during such period and extraordinary gains and other noncash credits increasing income for such period, all to the extent taken into account in the calculation of Net Income for such period.

          Operating Lease Payments shall mean all amounts payable under any lease or rental agreement (other than obligations under capital leases) during the period in question (but excluding, in any event, amounts paid in respect of taxes, utilities, insurance, common area maintenance and other like charges associated with the lease and rental of real and personal property).

          PBGC shall mean the Pension Benefit Guaranty Corporation and any successor thereto.

          Permitted Encumbrances shall mean:

          (1) taxes, assessments and other governmental charges that are not delinquent or that are being contested in good faith by appropriate proceedings duly pursued, and for which adequate reserves have been established and are being maintained;

          (2) mechanics', materialmen's, contractors', landlords' or other similar liens arising in the ordinary course of business, securing obligations that are not delinquent or that are being contested in good faith by appropriate action or proceedings duly pursued, and for which adequate reserves have been established and are being maintained to the extent required by generally accepted accounting principles;

          (3) restrictions, exceptions, reservations, easements, conditions, limitations and other matters of record other than Liens that do not materially adversely affect the value or utility of the property affected thereby or the use to which such property is being put;

          (4) Liens and other matters approved in writing by the Lender;

          (5) Purchase money Liens, not exceeding the purchase price of the property securing the Lien and any refinancings of such amounts; and

          (6) the existing Liens described in Exhibit B hereto.

          Permitted Investments shall mean:

          (1) direct obligations of, or obligations the payment of which is guaranteed by, the United States of America or an interest in any trust or fund that invests solely in such obligations or repurchase agreements, properly secured, with respect to such obligations;

          (2) direct obligations of agencies or instrumentalities of the United States of America having a rating of A or higher by Standard & Poor's Ratings Group or A2 or higher by Moody's Investors Service, Inc.;

          (3) a certificate of deposit issued by, or other interest-bearing deposits with, a financial institution having its principal place of business in the United States of America and having equity capital of not less than $250,000,000;

          (4) certificates of deposit issued by, or other interest-bearing deposits with, any other financial institution organized under the laws of the United States of America or any state thereof, provided that such deposit is either (i) insured by the Federal Deposit Insurance Corporation or (ii) properly secured by such financial institution by pledging direct obligations of the United States of America having a market value not less than the face amount of such deposits;

          (5) prime commercial paper maturing within 270 days of the acquisition thereof and, at the time of acquisition, having a rating of A-1 or higher by Standard & Poor's Ratings Group, or P-1 or higher by Moody's Investors Service, Inc.;

          (6) eligible banker's acceptances, repurchase agreements and tax-exempt municipal bonds having a maturity of less than one year, in each case having a rating of, or that is the full recourse obligation of a person whose senior debt is rated, A or higher by Standard & Poor's Ratings Group or A2 or higher by Moody's Investors Service, Inc.;

          (7) any other investment having a rating of A or higher or A-1 or higher by Standard & Poor's Ratings Group or A2 or higher or P-1 or higher by Moody's Investors Service, Inc;

          (8) other investments made with the express prior written approval of the Lender;

          (9) investments in Subsidiaries or resulting from acquisitions permitted by Section 7.8(15) below;

          (10) investments received in satisfaction of disputed trade accounts; and

          (11) other investments not to exceed $250,000 in the aggregate.

          Person (whether or not capitalized) shall include natural persons, sole proprietorships, corporations, trusts, unincorporated organizations, associations, companies, institutions, entities, joint ventures, partnerships, limited liability companies and Governmental Authorities.

          Plan shall mean any "employee benefit plan" maintained by or on behalf of the Borrower or any ERISA Affiliate as defined in Section 3(3) of ERISA, including any defined benefit pension plan, profit sharing plan, money purchase pension plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, Multiemployer Plan or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability or life insurance benefits.

          Principal Maturities means principal maturing or coming due on Debt during the period in question.

          Principal Office shall mean the principal office of the Lender located at AmSouth-Sonat Tower, 1900 Fifth Avenue North, Birmingham, Alabama 35203, or such other location in Jefferson County, Alabama designated by the Lender by notice to the Borrower.

          Property means all property, real and personal, that is now or hereafter conveyed or assigned to the Lender, or in which the Lender is now or hereafter granted a Lien, as security for any of the Credit Obligations.

          Quarterly Payment Date shall have the meaning attributed to that term in Section 2.4.

          Quoted Cost of Funds Rate shall mean the per annum rate of interest (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of Atlanta, or, if such rate is not so published for any day that is a Business Day, the average of the quotations at approximately 10:00 a.m. (Birmingham, Alabama time) on such day on such transactions received by the Lender from three Federal funds brokers of recognized standing selected by the Lender in its sole discretion, plus the applicable Margin.

          Reimbursement Obligation shall mean at any time the obligation of the Borrower with respect to any Letter of Credit to reimburse the Lender for amounts theretofore paid by the Lender pursuant to a drawing under such Letter of Credit.

          Request for LIBOR Loan or Interest Rate Election shall have the meaning attributed to that term in Section 2.2.

          Revolving Facility shall mean the credit facility made available to the Borrower by the Lender under the terms of Article 2 in an aggregate amount of up to $30,000,000 as reduced by the Borrower pursuant to Section
     2.6 hereof.

          Revolving Facility Obligations shall mean the outstanding principal amount of all Advances, all interest accrued thereon, all costs, charges, fees and expenses payable in connection therewith and all extensions and renewals thereof.

          Security Documents shall mean all Credit Documents that now or hereafter grant or purport to grant to the Lender any guaranty, collateral, or other security for any of the Credit Obligations.

          Segment shall mean a portion of the Advances (or all thereof) with respect to which a particular interest rate is (or is proposed to be) applicable. The aggregate amount of all Advances that bear interest at the Quoted Cost of Funds Rate shall be deemed to constitute a single Segment. The aggregate amount of all Advances that bear interest at the same LIBOR-Based Rate and for the same Interest Period shall be deemed to constitute a single Segment.

          Solvent shall mean, as to any person, on a particular date, that such person has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage, is able to pay its debts as they mature, owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its probable liability on existing debts as they become mature (including known reasonable contingencies and contingencies that should be included in notes of such person's financial statements pursuant to generally accepted accounting principles), and does not intend to, and does not believe that it will, incur debts or probable liabilities beyond its ability to pay such debts or liabilities as they mature.

          Subsidiary shall mean (1) any corporation more than 50% of whose shares of stock having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of such corporation (irrespective of whether or not at the time stock of any other class or classes has or might have voting power by reason of the happening of any contingency), are owned or controlled directly or indirectly by the Borrower, or (2) any partnership or limited liability company, 50% or more of the partnership or membership interests in which are owned or controlled, directly or indirectly, by the Borrower, and includes entities currently or hereafter falling within the categories described above.

          Technology Leases shall mean leases relating to hardware, software and related programming and information services.

          Termination Date shall mean the maturity date of the Credit Obligations (which is initially June 19, 2000), as such date may be extended from time to time pursuant to Section 2.8 or accelerated pursuant to Section 8.1.

                                   ARTICLE 2

                           REVOLVING FACILITY TERMS

     SECTION 2.1  LOANS.

     (a) From and after the Closing Date to (but not including) the Termination Date, on the terms and subject to the conditions set forth in this Agreement, the Lender agrees to lend to the Borrower, and the Borrower may borrow, repay and reborrow, an amount not exceeding the difference between (i) the Maximum Credit Amount in effect from time to time, and (ii) the sum of the then outstanding (x) Letter of Credit Borrowings, (y) Reimbursement Obligations and
(z) overdrafts that the Borrower may have with respect to any operating account established by the Borrower with the Lender; provided, however, in no event shall the amount available under the Revolving Facility for Advances exceed $25,000,000 minus the aggregate outstanding amount of Letter of Credit Borrowings and Reimbursement Obligations in excess of $5,000,000. All Advances made by the Lender to the Borrower under this Agreement with respect to the Revolving Facility shall be evidenced by the Note. The date, amount, interest rate and duration of Interest Period (if applicable) of each Advance made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books; provided that the failure of the Lender to make, or any error by the Lender in making, any such recordation shall not affect the obligations of the Borrower to make a payment when due of any amount owing hereunder or under the Note with respect to the Advances to be evidenced by the Note. The Advances shall bear interest as provided in Article 3 below.

     (b) If a draft drawn under any Letter of Credit is paid by the Lender, and the Borrower fails or refuses to reimburse the Lender for such payment, as required by Section 2.3, on or before the close of business on the next Business Day after demand is made by the Lender on the Borrower for such reimbursement, the Borrower hereby authorizes the Lender, without the requirement of notice to the Borrower, to satisfy the Reimbursement Obligation created by the payment of such draft by requesting Advances by the Lender under the Revolving Facility with interest at the Quoted Cost of Funds Rate. Such Advances shall not be subject to the provisions of Section 2.2.

     SECTION 2.2 ADVANCES. Each Advance that is not designated by the Borrower as a LIBOR Loan shall bear interest at the Quoted Cost of Funds Rate. All such Advances shall be made not more frequently than once each Business Day and shall be made either on telephone request by the Borrower to the Bank not later than noon (Birmingham, Alabama time) on the day on which the Advance is to be made or in accordance with the provisions of the automated Control Account-Credit Line Service Agreement executed by the Borrower in favor of the Lender (the "Disbursement Agreement"). Each LIBOR Loan shall be in an amount not less than $1,000,000 and shall be in a multiple of $500,000. Each request for a LIBOR Loan must be in writing (which may be by facsimile) and must be received by the Lender not later than 10:00 a.m., Birmingham, Alabama time, at least three Business Days prior to the date of any LIBOR Loan. Each request for a LIBOR Loan shall be in the form attached hereto as Exhibit C ("Request for LIBOR Loan or Interest Rate Election") and shall specify the amount of the LIBOR Loan requested, the date as of which the LIBOR Loan is to be made and shall provide the interest rate information called for in Section 3.2. All LIBOR Loans requested in a single Request for LIBOR Loan or Interest Rate Election shall be subject to the same interest rate terms. Not later than 2:00 P.M. Birmingham, Alabama time, on the date specified for each LIBOR Loan hereunder, the Lender shall make available the amount of the LIBOR Loan to be made by it on such date to the Borrower by depositing the proceeds thereof into an account with the Lender in the name of the Borrower. The Lender's obligation to make Advances shall terminate, if not sooner terminated pursuant to other provisions of this Agreement, on the Termination Date. The Lender shall have no obligation to make Advances if a Default or Event of Default has occurred and is continuing. Each Request for LIBOR Loan or Interest Rate Election, whether submitted under this
Section 2.2 in connection with a requested LIBOR Loan or under Section 3.2 in connection with an interest rate election, shall be signed by an Authorized Representative of the Borrower designated as authorized to sign and submit Request for LIBOR Loan or Interest Rate Election forms in the documents submitted to the Lender pursuant to Section 6.4. The Borrower may, from time to time, by written notice to the Lender, terminate the authority of any Authorized Representative to submit Request for LIBOR Loan or Interest Rate Election forms, such termination of authority to become effective upon actual receipt by the Lender of such notice of termination. The Borrower may from time to time authorize other Authorized Representatives to sign and submit Request for LIBOR Loan or Interest Rate Election forms by delivering to the Lender a certificate of the Secretary or Assistant Secretary of the Borrower certifying the incumbency and specimen signature of each such Authorized Representative. The Lender shall be entitled to rely conclusively upon the authority of any Authorized Representative so designated by the Borrower. The Lender may, at its option, without any request by the Borrower, make Advances (with interest calculated at the Quoted Cost of Funds Rate) to itself for the purpose of paying overdrafts that the Borrower may have from time to time with respect to any operating account established by the Borrower with the Lender and promptly shall notify Borrower in each such event.

     SECTION 2.3  LETTER OF CREDIT BORROWINGS.

     (a) From and after the Closing Date to and including thirty (30) Business Days prior to the Termination Date, the Lender shall, upon the terms and subject to the conditions of this Agreement, issue Letters of Credit from time to time for the account of the Borrower in such amounts as may be requested by the Borrower, up to a maximum aggregate amount of Letter of Credit Borrowings at any one time outstanding that, when added to (i) the then outstanding Reimbursement Obligations plus (ii) the then outstanding Advances, would not exceed the Maximum Credit Amount then in effect; provided, however, that no Letter of Credit shall be issued if the issuance thereof would cause the aggregate outstanding amount of Letter of Credit Borrowings and Reimbursement Obligations to exceed the lesser of (y) $6,000,000 and (z) the difference between $30,000,000 and the outstanding amount of Advances under the Revolving Facility.

     (b) Each request by the Borrower for the issuance of a Letter of Credit (an "Application") shall be submitted to the Lender by the Borrower at least three
(3) Business Days prior to the date the Letter of Credit is to be issued, shall be on the Lender's then standard application form for letters of credit, shall obligate the Borrower to reimburse the Lender on demand for any amounts drawn under a Letter of Credit and such other sums as may be provided for therein, and shall be executed by an Authorized Representative of the Borrower. In the event of any conflict between the provisions of any Application and the provisions of this Agreement, the provisions of this Agreement shall govern.

     (c) Each Letter of Credit shall (i) be a letter of credit issued in the ordinary course of the business of the Borrower; (ii) expire by its terms on a date not later than thirty (30) Business Days prior to the Termination Date;
(iii) be in an amount that complies with paragraph (a) of this Section 2.3; and
(iv) contain such further provisions and conditions as are standard and reasonable for ordinary irrevocable letters of credit and as may be requested by the Borrower, and reasonably satisfactory to the Lender.

     (d) The Borrower shall pay to the Lender a letter of credit fee on the aggregate amount of Letter of Credit Obligations outstanding on the date of determination at the rate equal to the applicable Margin on LIBOR Loans on a per annum basis as follows:

          (1) On the Closing Date a fee shall be payable for the period beginning on such Closing Date and ending on May 31, 1998 to the extent such fee has not already been paid for such period.

          (2) On each Quarterly Payment Date in each year a fee shall be payable for the period beginning on such date and ending three months later.

Such fees shall be calculated on the assumption that the Letter of Credit Obligations on the date of determination will be available for the entire period for which such fee is payable. At the end of such period the fee shall be recalculated based on the actual daily average of the Letter of Credit Obligations for such period, and the difference, if any, shall be added to or subtracted from, as the case may be, the commission payable for the next ensuing period or paid or credited as appropriate if there is no ensuing period.

     The Borrower acknowledges that the Lender will be required by applicable rules and regulations of the Federal Reserve Board to maintain reserves for its liability to honor draws made pursuant to a Letter of Credit. The Borrower agrees to reimburse the Lender promptly for all additional costs that it may hereafter incur solely by reason of its acting as issuer of the Letters of Credit and its being required to reserve for such liability, it being understood by the Borrower that other interest and fees payable under this Agreement do not include compensation of the Lender for such reserves. The Lender shall furnish to the Borrower, at the time of its demand for payment of such additional costs, the computation of such additional cost, which shall be conclusive absent manifest error, provided that such computations are made on a reasonable basis.

     The Borrower shall pay to the Lender administrative and other fees, if any, in connection with the Letters of Credit in such amounts and at such times as the Lender and the Borrower shall agree from time to time.

     (e) This Agreement shall not terminate so long as any Letter of Credit is in effect; provided, however, no Letters of Credit shall be issued under this Agreement after the Termination Date.

     SECTION 2.4 PAYMENTS. All interest accrued on Advances subject to the Quoted Cost of Funds Rate shall be payable on the first day of each successive March, June, September and December (each, a "Quarterly Payment Date"), commencing on June 1, 1998. All interest accrued on each LIBOR Loan having an Interest Period of three months or less, shall be payable at the end of the applicable Interest Period then in effect. All interest accrued on each LIBOR Loan having an Interest Period of greater than three months, shall be payable
(a) the date that is three months after the initial date of the Interest Period applicable to such LIBOR Loan and (b) the last day of the Interest Period applicable to such LIBOR Loan. The principal amount of Loans, together with accrued interest thereon, shall be due on the Termination Date.

     SECTION 2.5  PREPAYMENT.

     (a) The Borrower may at any time prepay all or any part of the Advances, without premium or penalty; provided, however, that (1) unless the Borrower pays the amounts, if any, due under Section 4.2, no LIBOR-Based Rate Segment may be prepaid during an Interest Period, and (2) any partial prepayment shall be in the amount of $100,000 or more unless prepayments are made pursuant to the terms of the Disbursement Agreement. The Borrower shall pay, on the date of prepayment, all interest accrued to the date of prepayment on any amount prepaid in connection with the prepayment in full of the Credit Obligations and the concurrent termination of this Agreement. The Borrower shall pay all interest accrued to the date of prepayment on the amount prepaid.

     (b) If at any time the principal amount of the Advances, together with the sum of the then outstanding Letter of Credit Borrowings and Reimbursement Obligations, is greater than the Maximum Credit Amount then in effect, the Borrower shall immediately make a prepayment (notwithstanding the provisions of clause (a) of this section, but subject to the provisions of Section 4.2) on the Advances equal to the difference between said aggregate principal amount of the Advances plus the sum of the then outstanding Letter of Credit Borrowings and Reimbursement Obligations and the Maximum Credit Amount.

     SECTION 2.6 REDUCTION IN REVOLVING FACILITY. The Borrower shall have the right from time to time on each Quarterly Payment Date, upon not less than five
(5) Business Days' written notice to the Lender, to reduce the amount of the Revolving Facility. Each such reduction shall be in the aggregate principal amount of $5,000,000 or a larger integral multiple of $1,000,000, and shall permanently reduce the Maximum Credit Amount. No such reduction shall result in payment of a LIBOR-Based Rate Segment other than on the last day of the respective Interest Period. Each reduction of the Revolving Facility shall be accompanied by payment of the Loans to the extent that the Credit Obligations exceed the Revolving Facility after giving effect to such reductions together with accrued and unpaid interest on the amounts prepaid.

     SECTION 2.7  FEES.

     (a) The Borrower has paid to the Lender in connection with the execution of this Agreement an amendment fee equal to $45,000. This fee was fully earned and nonrefundable when paid.

     (b) The Borrower shall pay to the Lender an availability fee (the "Availability Fee") based upon the daily average difference between the Maximum Credit Amount and the sum of the outstanding Advances and Letter of Credit Borrowings, such fee to be computed at the rate of (1) .35% per annum if the Borrower's Fixed Charges Coverage Ratio is greater than 1.15 to 1.0 on the applicable Quarterly Payment Date, and (2) .50% per annum if such ratio is equal to or less than 1.15 to 1.0 on such payment date. The Availability Fee shall be payable in arrears on each Quarterly Payment Date and on the Termination Date, commencing June 1, 1998. The Availability Fee shall not be refundable under any circumstances and shall be computed on an Actual/360 Day Basis.

     SECTION 2.8 EXTENSION OF TERMINATION DATE. The Borrower and the Lender may from time to time extend the then-current Termination Date to any subsequent termination date upon which the Borrower and the Lender may agree by executing a written extension agreement. Upon the execution of such an extension agreement by the Borrower and the Lender, the maturity date of the Credit Obligations shall be extended to the agreed-upon termination date, and the agreed-upon termination date shall become the new "Termination Date" for purposes of this Agreement.

     SECTION 2.9  PLACE AND TIME OF PAYMENTS.

     (a) All payments by the Borrower to the Lender under this Agreement and the other Loan Documents shall be made in lawful currency of the United States and in immediately available funds to the Lender at its Principal Office or at such other address within the continental United States as shall be specified by the Lender by notice to the Borrower. Any payment received by the Lender after 2:00 p.m. (Birmingham, Alabama time) on a Business Day (or at any time on a day that is not a Business Day) shall be deemed made by the Borrower and received by the Lender prior to 2:00 p.m. on the following Business Day.

     (b) All amounts payable by the Borrower to the Lender under this Agreement or any of the other Loan Documents for which a payment date is expressly set forth herein or therein shall be payable on the specified due date without notice or demand by the Lender except as otherwise expressly provided herein. All amounts payable by the Borrower to the Lender under this Agreement or the other Loan Documents for which no payment date is expressly set forth herein or therein shall be payable ten days after written demand by the Lender to the Borrower. The Lender may, at its option, send written notice or demand to the Borrower of amounts payable on a specified due date pursuant to this Agreement or the other Loan Documents, but the failure to send such notice shall not affect or excuse the Borrower's obligation to make payment of the amounts due on the specified due date except as otherwise expressly provided herein.

     (c) Payments that are due on a day that is not a Business Day shall be payable on the next succeeding Business Day, and any interest payable thereon shall be payable for such extended time at the specified rate.

     (d) Except as otherwise required by law, payments received by the Lender shall be applied first to expenses, fees and charges, then to interest and finally to principal.

     (e) The Borrower agrees to pay to the Lender, on demand, a late charge computed as follows to cover the extra expense involved in handling late payments: The late charge will be equal to five percent (5.0%) of any payment that is not paid within twelve (12) days after it is due. The late charge shall never be less than $10.00 on each payment. This provision shall not be deemed to excuse a late payment or be deemed a waiver of any other right the Lender may have, including the right to declare the entire unpaid principal and interest immediately due and payable.

     SECTION 2.10 SECURITY.

     (a) The security for the Credit Obligations shall include the Collateral and other security granted to the Lender under the Security Documents described in Exhibit A. The Security Documents shall be valid and binding and serve as security for, the aggregate amount of the Credit Obligations outstanding from time to time whether or not the full amount of the Credit Obligations is actually advanced by the Lender to the Borrower.

     (b) As further security for the Credit Obligations, subject to the provisions below regarding substitute sites, the Borrower has agreed to grant to the Lender leasehold mortgages in the Borrower's interests, as tenant, in the leases described in Exhibit E (the "Mortgaged Leaseholds"). The Borrower will provide to the Lender for each Mortgaged Leasehold (1) a survey of each free standing Mortgaged Leasehold facility (no survey will be required for mall locations), (2) a loan policy (ALTA 1992) issued by Chicago Title Insurance Company satisfactory in form and substance to the Lender insuring the Lender's leasehold mortgage, and (3) all documents and records in the possession of the Borrower concerning the environmental condition of each Mortgaged Leasehold, and shall pay all costs, fees, (including reasonable attorneys' fees and actually incurred costs of Lender's counsel) for the negotiation, preparation, execution, delivery and recordation of the Lender's mortgages on the Mortgaged Leaseholds. The Borrower further agrees to assist the Lender in negotiating and obtaining such consents, estoppel certificates and subordination, non-disturbance and attornment agreements as are reasonably necessary to obtain each landlord's consent to Lender's leasehold mortgages and if for any reason a landlord will not provide a consent, estoppel certificate or subordination, non-disturbance and attornment agreement satisfactory in form and substance to the Lender, Borrower hereby agrees to negotiate with the Lender to provide a leasehold mortgage on one or more substitute leasehold sites of reasonably equivalent value to the leasehold for which such consents or agreements were unable to be obtained.

                                   ARTICLE 3

                                   INTEREST

     SECTION 3.1 APPLICABLE INTEREST RATES. The Borrower shall have the option to elect to have any Segment bear interest at the LIBOR-Based Rate. For any period of time and for any Segment with respect to which the Borrower does not elect the LIBOR-Based Rate, such Segment shall bear interest at the Quoted Cost of Funds Rate. The Borrower's right to elect a LIBOR-Based Rate for a Segment shall be subject to the following requirements: (a) each Segment shall be in the amount of $1,000,000 or more and in an integral multiple of $500,000, (b) each such Segment shall have a maturity selected by the Borrower of one, two, three or six months and (c) no more than five Segments may be outstanding at any time; provided, however, that no such Segment shall have a maturity date later than the Termination Date.

     SECTION 3.2 PROCEDURE FOR EXERCISING THE LIBOR-BASED RATE. The Borrower may elect to have the LIBOR-Based Rate apply to a Segment by notifying the Lender in writing (which may be by facsimile transmission) not later than 10:00 a.m., Birmingham, Alabama time, three (3) Business Days prior to the effective date on which any LIBOR-Based Rate is to become applicable. Any notice of interest rate election hereunder shall be irrevocable and shall be in the form attached hereto as Exhibit C and shall set forth the following: (a) the amount of the LIBOR-Based Rate Segment to which the requested interest rate will apply,
(b) the date on which the selected interest rate will become applicable, and (c) the maturity selected for the Interest Period. On the day that the Lender receives a notice hereunder requesting that the requested LIBOR-Based Rate be applicable, the Lender shall use its best efforts to notify the Borrower by telephone or by facsimile transmission of the applicable LIBOR-Based Rate as early on that day or the next Business Day as may be practical in the circumstances. The Lender shall not be required to provide a LIBOR-Based Rate on any day on which dealings in deposits in Dollars are not transacted in the London interbank market. If the Borrower does not immediately accept the LIBOR-Based Rate quoted by the Lender, the Lender may, in view of changing market conditions, revise the quoted LIBOR-Based Rate at any time.

     SECTION 3.3 QUOTED COST OF FUNDS RATE. Each Segment subject to the Quoted Cost of Funds Rate shall bear interest from the date the Quoted Cost of Funds Rate becomes applicable thereto until payment in full, or until a LIBOR-Based Rate is selected by the Borrower and becomes applicable thereto, on the unpaid principal balance of such Segment on an Actual/360 Basis. Any change in the Quoted Cost of Funds Rate shall take effect on the effective date of such change in the Quoted Cost of Funds Rate designated by the Lender, without notice to the Borrower and without any further action by the Lender. Notwithstanding the foregoing, for the purpose of enabling the Lender to send periodic billing statements in advance of each interest payment date reflecting the amount of interest payable on such interest payment date, at the option of the Lender, the Quoted Cost of Funds Rate, in effect 15 days prior to each interest payment date shall be deemed to be the Quoted Cost of Funds Rate, as continuing in effect until the date prior to such interest payment date for purposes of computing the amount of interest payable on such interest payment date. If the Lender elects to use the Quoted Cost of Funds Rate 15 days prior to the interest payment date for billing purposes, and if the Quoted Cost of Funds Rate changes during such 15-day period, the difference between the amount of interest that in fact accrues during such period and the amount of interest actually paid will be added to or subtracted from, as the case may be, the interest otherwise payable in preparing the periodic billing statement for the next succeeding interest payment date. In determining the amount of interest payable at the Termination Date or upon full prepayment of the Credit Obligations, all changes in the Quoted Cost of Funds Rate, occurring on or prior to the day before the Termination Date or the date of such full prepayment shall be taken into account.

     SECTION 3.4 LIBOR-BASED RATE. Each LIBOR-Based Rate Segment shall bear interest from the date the LIBOR-Based Rate becomes applicable thereto until the end of the applicable Interest Period on the unpaid principal balance of such LIBOR-Based Rate Segment at the LIBOR-Based Rate on an Actual/360 Day Basis.

     SECTION 3.5 POST MATURITY INTEREST. Upon and after the occurrence of any Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under applicable bankruptcy laws) payable upon demand at a rate that is 2.00% per annum (calculated on an Actual/360 Basis) in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate that is 2.00% per annum in excess of the interest rate otherwise payable under this Agreement for Advances bearing interest at the Quoted Cost of Funds Rate); provided that, in the case of LIBOR Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective, such LIBOR Loans shall thereupon bear interest at the Quoted Cost of Funds Rate and thereafter bear interest payable upon demand at a rate that is 2.00% per annum (calculated on an Actual/360 Basis) in excess of the interest rate otherwise payable under this Agreement for Segments bearing interest at the Quoted Cost of Funds Rate. The payment or acceptance of the increased rate provided by this Section 3.5 shall not constitute a waiver of any Event of Default or an amendment to this Agreement or otherwise prejudice or limit any rights or remedies of the Lender. Interest on all Loans shall be calculated on an Actual/360 Basis.

     SECTION 3.6 CHANGES IN MARGIN. Any change in the LIBOR-Based Rate or Quoted Cost of Funds Rate because of a change in the applicable Margin shall become effective as of the first day of the fiscal quarter next following the receipt by the Lender of the Compliance Certificate furnished by the Borrower to the Lender pursuant to Section 7.3(4) hereof, stating that as a result of a change in the Fixed Charges Coverage Ratio there has been a change in the Margin. Any such change in the Margin shall be effective without notice to the Borrower and without any further action by the Lender. From the Closing Date until the first day of the first fiscal quarter after receipt by the Lender of the financial statements for the fiscal quarter ending May 31, 1998 pursuant to
Section 7.3 below, the applicable Margin shall be 2.5%.

                                   ARTICLE 4

             TERMINATION OF LIBOR-BASED RATE AND YIELD PROTECTION

     SECTION 4.1 TERMINATION OF LIBOR-BASED RATE; INCREASE IN LIBOR-BASED RATE; REDUCTION OF RETURN.

     (a) If at any time the Lender shall reasonably determine (which determination, if reasonable, shall be final, conclusive and binding upon all parties) that:

          (1) by reason of any changes arising after Closing Date affecting the London interbank market or affecting the position of the Lender in such market, adequate and fair means do not exist for ascertaining the LIBOR-Based Rate by reference to the LIBOR Quote with respect to a LIBOR-Based Rate Segment; or

          (2) the continuation by the Lender of LIBOR-Based Rate Segments at the LIBOR-Based Rate or the funding thereof in the London interbank market would be unlawful by reason of any law, governmental rule, regulation, guidelines or order; or

          (3) the continuation by the Lender of LIBOR-Based Rate Segments at the LIBOR-Based Rate or the funding thereof in the London interbank market would be impracticable as a result of a contingency occurring after the Closing Date that materially and adversely affects the London interbank market;

then, and in any such event, the Lender shall on such date give notice (by telephone and confirmed in writing) to the Borrower of such determination. The obligation of the Lender to make or maintain LIBOR-Based Rate Segments so affected or to permit interest to be computed thereon at the LIBOR-Based Rate, as the case may be, shall be terminated, and interest shall thereafter be computed on the affected LIBOR-Based Rate Segment at the Quoted Cost of Funds Rate.

     (b) It is the intention of the parties hereto that the LIBOR-Based Rate shall accurately reflect the cost to the Lender of maintaining any LIBOR-Based Rate Segment during the applicable Interest Period assuming the Lender purchases any such time deposits and obtains such funds comprising any LIBOR-Based Rate Segment. Accordingly, if by reason of any change after the Closing Date in any applicable Governmental Requirement (or any interpretation thereof and including the introduction of any new Governmental Requirement), including any change in the LIBOR Reserve Requirement, the cost to the Lender of maintaining any LIBOR-Based Rate Segment or funding the same by means of a London interbank market time deposit, as the case may be, shall increase, the LIBOR-Based Rate applicable to such LIBOR-Based Rate Segment shall be adjusted as necessary to reflect such change in cost to the Lender, effective as of the date on which such change in any applicable Governmental Requirement becomes effective. Any amounts due under this Section 4.1(b) as a result of a change in the LIBOR Reserve Requirement shall only be payable by the Borrower to the extent the Lender incurs actual costs associated with any such change.

     (c) If the Lender shall have determined that the adoption after the Closing Date of any Governmental Requirement regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender (or any lending office of the Lender) or the Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Lender's capital or on the capital of the Lender's holding company, as a consequence of the Lender's obligations under this Agreement or the Advances made by the Lender pursuant hereto to a level below that which the Lender or the Lender's holding company could have achieved but for such adoption, change or compliance (taking into consideration the Lender's guidelines with respect to capital adequacy) by an amount deemed by the Lender to be material, then from time to time the Borrower shall pay to the Lender such additional amount or amounts as will compensate the Lender or the Lender's holding company for any such reduction suffered.

     SECTION 4.2 COMPENSATION. The Borrower shall compensate the Lender for all reasonable losses, expenses and liabilities (including any interest paid by the Lender to lenders on funds borrowed by the Lender to make or carry any LIBOR-Based Rate Segment and any loss sustained by the Lender in connection with the re-employment of such funds), that the Lender may sustain: (a) if for any reason (other than a default by the Lender) following agreement between the Borrower and the Lender as to the LIBOR-Based Rate applicable to the LIBOR-Based Rate Segment the Borrower fails to accept such LIBOR-Based Rate Segment, (b) as a consequence of any unauthorized action taken or default by the Borrower in the repayment of any LIBOR-Based Rate Segment when required by the terms of this Agreement or (c) as a consequence of the prepayment of any LIBOR-Based Rate Segment pursuant to Section 2.5. A certificate as to the amount of any additional amounts payable pursuant to this section or Section 4.1(b) or (c) (setting forth in reasonable detail the basis for requesting such amounts) submitted by the Lender to the Borrower shall be conclusive, in the absence of manifest error. The Borrower shall pay to the Lender the amount shown as due on any such certificate delivered by the Lender within 30 days after the Borrower's receipt of the same.


                                   ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Lender as follows:

     SECTION 5.1 ORGANIZATION POWERS, EXISTENCE, ETC. (a) The Borrower is duly organized, validly existing and in good standing under the laws of the state in which it is incorporated, (b) the Borrower has the power and authority to own its properties and assets and to carry on its business as now being conducted,
(c) the Borrower has the power to execute, deliver and perform the Loan Documents to which it is a party, (d) the Borrower is duly qualified to do business in each state with respect to which the failure to be so qualified would have a material adverse effect on its properties or business and (e) except as set forth in

Schedule 5.1(e) hereto, has not done business under any other name, trade name or otherwise within the five years immediately preceding the Closing Date.

     SECTION 5.2 AUTHORIZATION OF BORROWING, ETC. The execution, delivery and performance of the Loan Documents (a) have been duly authorized by all requisite action and (b) will not violate any Governmental Requirement, the articles of incorporation or bylaws of the Borrower, or any indenture, agreement or other instrument to which the Borrower is a party, or by which the Borrower or any of its properties are bound, or be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, any such indenture, agreement or other instrument, or result in a material adverse change, when taken as a whole.

     SECTION 5.3 LIABILITIES. The Borrower has furnished to the Lender a copy of the audited balance sheet of the Borrower dated as of May 31, 1997 and a statement of changes in shareholders' equity and the related statements of income and cash flow as of the end of fiscal year 1997 and the unaudited balance sheet of the Borrower dated as of November 30, 1997, and the related statements of income and cash flow for the quarterly fiscal period then ended. Such financial statements were prepared in conformity with generally accepted accounting principles consistently applied throughout the period involved, are in accordance with the books and records of the Borrower, are correct and complete and present fairly the financial condition of the Borrower as of the date of such financial statements, and, since the date of such financial statements, no material adverse change in the financial condition, business or operations of the Borrower has occurred. The Borrower has no Liabilities, Guaranteed Obligations or other obligations or liabilities, direct or contingent, that are material in amount other than the Liabilities reflected in such balance sheet and the notes thereto.

     SECTION 5.4 TAXES. Except as set forth in Schedule 5.4 hereto, the Borrower has filed or caused to be filed all federal, state and local tax returns that are required to be filed, and has paid all taxes as shown on said returns or on any assessment received by the Borrower to the extent that such taxes have become due giving effect to all extensions then obtained. The Borrower has reserves which are believed by the officers of the Borrower to be adequate for the payment of additional taxes for years which have not been audited by the respective tax authorities.

     SECTION 5.5 LITIGATION. Except as disclosed is Schedule 5.5 attached hereto, there are no actions, suits or proceedings pending or, to the best knowledge of the Borrower, threatened against or affecting the Borrower, by or before any Governmental Authority that involve any of the transactions contemplated in this Agreement or the possibility of any judgment or liability that may reasonably be likely to result in a material adverse change in the operations or financial condition of the Borrower taken as a whole; and the Borrower is not in default with respect to any material Governmental Requirement which default could reasonably be likely to have a material adverse effect upon the operations or financial condition of the Borrower taken as a whole.

     SECTION 5.6 AGREEMENTS. The Borrower is not a party to any agreement or instrument, or subject to any charter or other corporate or restriction, that materially and adversely affects its business, properties or assets, operations or condition, financial or otherwise, or is in default in the performance, observance or fulfillment of any of the obligations contained in any agreement or instrument to which it is a party, which default could reasonably be likely to have a material adverse effect upon the operations or financial condition of the Borrower.

     SECTION 5.7 USE OF PROCEEDS. The Borrower does not intend to use any part of the proceeds of Advances for the purpose of purchasing or carrying any Margin Stock or retiring any debt incurred to purchase or carry any Margin Stock or for any other purpose that is not expressly authorized by this Agreement.

     SECTION 5.8  ERISA.

          (a) Identification of Plans. Except as disclosed in Schedule 5.8(a) attached hereto, neither the Borrower nor any ERISA Affiliate maintains or contributes to, or has maintained or contributed to, any Plan that is a Plan subject to Title IV of ERISA.

          (b) Liabilities. Except as disclosed in Schedule 5.8(b) attached hereto, the Borrower is not currently or will not become subject to any liability (other than routine Plan expenses or contributions, if timely paid), tax or penalty whatsoever to any person whomsoever, which liability, tax or penalty is directly or indirectly related to any Plan including, but not limited to, any penalty or liability arising under Title I or Title IV of ERISA, any tax or penalty resulting from a loss of deduction under Sections 404 or 419 of the Code, or any tax or penalty under Chapter 43 of the Code, except such liabilities, taxes, or penalties (when taken as a whole) as will not have a material adverse effect on the Borrower, or upon its financial condition, assets, business, operations, liabilities or prospects; and

          (c) Funding. Except as disclosed in Schedule 5.8(c) attached hereto, the Borrower and each ERISA Affiliate has made full and timely payment of all amounts (i) required to be contributed under the terms of each Plan and applicable law and (ii) required to be paid as expenses of each Plan. No Plan would have an "amount of unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA) if such Plan were terminated as of the date on which this representation and warranty is made.

     SECTION 5.9  SUBSIDIARIES.  The Borrower has no Subsidiaries.

     SECTION 5.10 PRINCIPAL PLACE OF BUSINESS. The principal place of business and chief executive office of the Borrower is at its address shown in Section
9.2 and will not be changed from such address unless, prior to such change, the Borrower shall have notified the Lender of the proposed change.

     SECTION 5.11  ENVIRONMENTAL LAWS.

     (a) To the best knowledge of the Borrower, all properties owned or used by the Borrower, while under the custody, care and control of the Borrower, have been maintained in compliance in all material respects with all federal, state and local environmental protection, occupational, health and safety or similar laws, including the Federal Water Pollution Control Act (33 U.S.C. (S) 1251 et seq.), Resource Conservation & Recovery Act (42 U.S.C. (S) 6901 et seq.), Safe Water Drinking Act (42 U.S.C. (S) 3000(f) et seq.), Toxic Substances Control Act (15 U.S.C. (S) 261 et seq.), Clean Air Act (42 U.S.C. (S) 7401 et seq.) and Comprehensive Environmental Response of Compensation and Liability Act (42 U.S.C. (S) 6901 et seq.) ("CERCLA")(collectively, the "Environmental Laws").

     (b) The Borrower has not received any written notification from any Governmental Authority with respect to current, existing violations of any of the laws enumerated in clause (a) above, or pursuant to any of their respective implementing regulations or state analogues to such laws or regulations.

     (c) There has not been, at any location owned or used by the Borrower, any "Release" by the Borrower, or anyone within the Borrower's control, or to the best of the Borrower's knowledge, any other person, of any Hazardous Materials that would violate Environmental Laws.

     (d) To the best knowledge of the Borrower, the Borrower has not sent or arranged for the transportation or disposal of Hazardous Materials or wastes to a site which, pursuant to CERCLA or any similar state law (i) has been placed, or is proposed (by the Environmental Protection Agency or relevant state authority) to be placed, on the "National Priorities List" of hazardous waste sites or its state equivalent, or (ii) is subject to a claim, an administrative order or other request to take "removal" or "remedial" action (in each case as defined in CERCLA) by any person.

     (e) The Borrower has not used and does not use storage tanks located on any property owned or presently leased by the Borrower.

     SECTION 5.12 DISCLOSURE. No financial statement, document, certificate or other written communication furnished to the Lender by or on behalf of the Borrower in connection with any Loan Document contains any untrue statement of a material fact after giving effect to all other statements so delivered to the Lender.

     SECTION 5.13 LICENSES. All material licenses, permits, accreditations and approvals required by all Governmental Authorities necessary in order for each restaurant to be operated for its intended purpose have been obtained and are in full force and effect.

     SECTION 5.14 TITLE TO PROPERTIES. The Borrower has good and marketable title to all its properties and assets reflected on the balance sheet referred to in Section 5.3 except for those matters shown on such balance sheet and except for such properties and assets as have been disposed of since the date of said balance sheet as no longer used or useful in the conduct of its business or as have been disposed of in the ordinary course of the business. All such properties and assets are free and clear of all Liens, except as otherwise permitted or required by the provisions of the Loan Documents.

     SECTION 5.15 ENFORCEABILITY. This Agreement and each of the other Loan Documents, when duly executed and delivered by the Borrower in accordance with the provisions of this Agreement, will constitute the legal, valid and binding, joint and several, obligations of the Borrower, enforceable in accordance with their respective terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and similar laws affecting the rights and remedies of creditors generally.

     SECTION 5.16 CONSENTS, REGISTRATIONS, APPROVALS, ETC. No registration with or consent or approval of, or other action by, any Governmental Authority is required for the execution, delivery and performance of this Agreement or the other Loan Documents, or the borrowings under this Agreement, by the Borrower.

     SECTION 5.17 SOLVENCY. The Borrower is Solvent, and the Borrower will not, as a result of the transactions provided for herein (i) become not Solvent,
(ii) be left with unreasonably small capital, (iii) incur debts beyond its ability to pay them as they mature or (iv) have Liabilities (including reasonable contingencies) in excess of the fair saleable value of its assets.

     SECTION 5.18 PATENTS, TRADEMARKS. The Borrower owns, or possesses the right to use, all the patents, trademarks, service marks, trade names, copyrights, franchises, consents, authorizations and licenses and rights with respect to the foregoing, necessary for the conduct of its business as now conducted and proposed to be conducted, without any known conflict with the rights of others.


                                   ARTICLE 6

                         GENERAL CONDITIONS OF LENDING

     The Lender's obligation to make each Advance and to issue each Letter of Credit hereunder is subject to the following conditions precedent:

     SECTION 6.1 REPRESENTATIONS AND WARRANTIES. On the Closing Date and the date of each Advance or issuance of a Letter of Credit hereunder and on the date the Borrower presents to the Lender a Request for LIBOR Loan or Interest Rate Election form or Application, the representations and warranties set forth in this Agreement and in all other Loan Documents shall be true and correct on and as of such date in all material respects with the same effect as though such representations and warranties had been made on the date of the Advance or issuance of the Letter of Credit or on the date the Borrower presents to the Lender a Request for LIBOR Loan or Interest Rate Election form or Application, as the case may be (or in the case of any such representation and warranty made as of a particular date, as of such particular date). Each such warranty and representation shall be deemed to be continuing in effect so long as this Agreement remains in effect unless updated by the Borrower in a written notice to the Lender given prior to the presentation of a Request for LIBOR Loan or Interest Rate Election or Application. The presentation by the Borrower of each Request for LIBOR Loan or Interest Rate Election or Application shall constitute a representation and warranty by the Borrower to the Lender that no material adverse change in the financial condition of the Borrower, as reflected in the financial statements delivered to the Lender pursuant to Section 5.3 has occurred since the date of such financial statements.

     SECTION 6.2 NO DEFAULT. On the Closing Date and the date of each Advance hereunder and on the date of the issuance of each Letter of Credit, the Borrower shall be in compliance in all material respects with all the terms and conditions set forth in this Agreement on its part to be observed or performed, and no Default or Event of Default shall have occurred and be continuing. The presentation by the Borrower of each Request for LIBOR Loan or Interest Rate Election and Application shall constitute a representation and warranty by the Borrower to the Lender that no Default or Event of Default has occurred and is continuing.

     SECTION 6.3 REQUIRED ITEMS. On and as of the Closing Date and on and as of the date of each Advance and on the date the Borrower presents to the Lender each Request for LIBOR Loan and Interest Rate Election form, the Lender must have received all financial statements (if any), reports and other items required as of that date under Article 2 and Article 7 of this Agreement.

     SECTION 6.4 AUTHORIZED REPRESENTATIVE CERTIFICATES. On and as of the Closing Date, the Borrower must have delivered to the Lender the following certificates executed by the appropriate Authorized Representatives of the Borrower, each of which certificates must be of a current date and must be satisfactory in form and substance to the Lender: (a) a certificate confirming compliance by the Borrower with the conditions precedent set forth in Sections
6.1 and 6.2; (b) a certificate certifying as in full force and effect resolutions of its directors authorizing the transactions contemplated by the Loan Documents and authorizing certain Authorized Representatives of the Borrower to execute the Loan Documents on behalf of the Borrower and to act on behalf of the Borrower with respect to the Loan Documents, including the authority to request disbursements of the proceeds of the Advances and to direct the disposition of such proceeds (including Request for LIBOR Loan and Interest Rate Election forms); and (c) a certificate certifying as true and correct, as amended, attached copies of the organizational documents of the Borrower and the incumbency and signature of each Authorized Representative of the Borrower specified in said resolutions. The Lender may conclusively rely on the certified resolutions described in Section 6.4(b) as to all actions on behalf of the Borrower by the Authorized Representatives specified therein until the Lender receives further duly adopted resolutions cancelling or amending the prior resolutions.

     SECTION 6.5 OTHER SUPPORTING DOCUMENTS. The Lender must receive on or before the Closing Date the following, each of which must be satisfactory to the Lender in form and content, (a) such opinions of counsel, certificates, proceedings, instruments and other documents as the Lender or its counsel may reasonably request to evidence (1) compliance by the Borrower and all other parties to the Loan Documents with legal requirements, (2) the truth and accuracy as of the Closing Date of the respective representations thereof contained in the Loan Documents, and (3) the due performance or satisfaction by such parties at or prior to the Closing Date of all agreements then required to be performed and all conditions then required to be satisfied by them pursuant to the Loan Documents, and (b) such additional supporting documents as the Lender or its counsel may reasonably request.

                                   ARTICLE 7

                       GENERAL COVENANTS OF THE BORROWER

     From the Closing Date until payment in full of the Credit Obligations, the Borrower covenants and agrees that:

     SECTION 7.1 EXISTENCE, PROPERTIES, ETC. The Borrower shall (a) do or cause to be done all things necessary to preserve and keep in full force and effect its existence, all material rights and franchises and comply in all material respects with all Governmental Requirements applicable to it and (b) at all times maintain, preserve and protect all necessary franchises and trade names and preserve such of its property as the Borrower reasonably determines at any date of determination to be useful in the conduct of its business and keep the same in good repair, working order and condition, and from time to time make, or cause to be made, all needful and proper repairs, renewals and replacements, betterments and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and the failure to do which would have a material adverse effect on the Borrower; and at all times keep its insurable properties adequately insured and maintain, and pay all premiums and costs of, (i) insurance on its properties to such extent and against such risks, including fire, as is customary with companies in the same or a similar business, (ii) necessary workmen's compensation insurance and (iii) such other insurance (including liability insurance) as may be required by law or as may otherwise be customarily maintained by companies in the same or a similar business.

     SECTION 7.2 PAYMENT OF INDEBTEDNESS, TAXES, ETC. The Borrower shall (a) pay its indebtedness and obligations in accordance with normal terms and (b) pay and discharge or cause to be paid and discharged promptly all taxes, assessments and other charges or levies of Governmental Authorities imposed upon it or upon its income and profits or upon any of its properties before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might reasonably be likely to become a Lien upon such properties or any part thereof; provided, however, that the Borrower shall not be required to pay and discharge or cause to be paid and discharged any such indebtedness, obligation, tax, assessment, charge, levy or claim so long as the validity thereof shall be duly pursued and contested in good faith by appropriate action or proceedings and the Borrower shall maintain to the extent required under generally accepted accounting principles, adequate reserves for such taxes, indebtedness, obligations, assessments, charges, levies or claims during such proceedings.

     SECTION 7.3 FINANCIAL STATEMENTS, REPORTS, ETC. The Borrower shall deliver or cause to be delivered to the Lender:

          (1) Not later than 60 days after the end of each first, second and third fiscal quarter, a copy of the Borrower's 10-Q as filed with the Securities and Exchange Commission or if such filing is no longer required, a balance sheet and a statement of revenues and expenses of the Borrower and a statement of cash flow of the Borrower for such fiscal quarter and for the period beginning on the first day of the fiscal year and ending on the last day of such fiscal quarter (in sufficient detail to indicate the Borrower's compliance with the financial covenants set forth in this Article 7), together with statements in comparative form for the corresponding periods in the preceding fiscal year, and certified by the chief executive officer, president or chief financial officer of the Borrower; each certificate provided pursuant to this clause (1) shall state that, except as disclosed in such certificate
     (a) on the date of such certificate the representations and warranties set forth in this Agreement and all the other Loan Documents are true and correct in all material respects on and as of such date with the same effect as though such representations and warranties had been made on such date, and (b) no Default or Event of Default has occurred and is continuing as of such date or, if such certificate discloses that a Default or Event of Default has occurred and is continuing as of such date, such certificate shall describe such Default or Event of Default in reasonable detail and state what action, if any, the Borrower are taking or propose to take with respect thereto.

          (2) Not later than 105 days after the end of each fiscal year, a copy of the Borrower's 10-K as filed with the Securities and Exchange Commission or if such filing is no longer required, financial statements (including a balance sheet, a statement of revenues and expenses, a statement of changes in shareholders' equity and a statement of cash flow) of the Borrower for such fiscal year (in sufficient detail to indicate the Borrower's compliance with the financial covenants set forth in this Article 7), together with statements in comparative form for the preceding fiscal year, and accompanied by an opinion of certified public accountants acceptable to the Lender, which opinion shall state in effect that such financial statements (A) were audited using generally accepted auditing standards,
     (B) were prepared in accordance with generally accepted accounting principles applied on a consistent basis, and (C) present fairly the financial condition and results of operations of the Borrower for the periods covered.

          (3) With the financial statements submitted under Sections 7.3(1), 7.3(2) and 7.3(8), a certificate signed by the party certifying said statement to the effect that no Event of Default, nor any event that, upon notice or lapse of time or both, would constitute an Event of Default, exists or, if any such Event of Default exists, specifying the nature and extent thereof.

          (4) Together with the financial statements required by paragraphs (1) and (2) above, a compliance certificate duly executed by an Authorized Representative of the Borrower substantially in the form of Exhibit D attached hereto evidencing compliance with the covenants set forth in
     Section 7.8 (a "Compliance Certificate").

          (5) Contemporaneously with the distributions thereof to the Borrower's stockholders or the filing thereof with the Securities and Exchange Commission, as the case may be, copies of all statements, reports, notices and filings distributed by the Borrower to its stockholders or filed with the Securities and Exchange Commission.

          (6) Promptly upon receipt thereof, copies of all other reports, management letters and other documents submitted to it by independent accountants in connection with any annual or interim audit of its books made by such accountants.

          (7) Promptly after the Borrower knows or has reason to know of the occurrence of any "reportable event" under Section 4043 of ERISA applicable to the Borrower or other ERISA Affiliate, a certificate of the chief executive officer, president or chief financial officer of the Borrower setting forth the details as to such "reportable event" and the action that the Borrower or other ERISA Affiliate has taken or will take with respect thereto, and promptly after the filing or receiving thereof, copies of all reports and notices that any Borrower or other ERISA Affiliate files under ERISA with the Internal Revenue Service or the PBGC or the United States Department of Labor.

          (8) Not later than 23 days after the end of each 4 or 5 week accounting period of the Borrower, as applicable, or if the Borrower no longer uses 4 and 5 week accounting periods, not later than 23 days after the end of each calendar month, a balance sheet and a statement of revenues and expenses of the Borrower and a statement of cash flow of the Borrower for such period (in sufficient detail to indicate the Borrower's compliance with the financial covenants set forth in Article 7 of this Agreement, certified by the chief executive officer, president or chief financial officer of the Borrower.

          (9) As soon as practicable, such other information regarding the business affairs, financial condition or operations of the Borrower as the Lender shall reasonably request from time to time or at any time.

     SECTION 7.4 LITIGATION NOTICE. The Borrower shall, promptly after the same shall have become known to any officer of the Borrower, notify the Lender in writing of any action, suit or proceeding at law or in equity or by or before any Governmental Authority that, if adversely determined, might reasonably be likely to impair the ability of the Borrower to perform its obligations under this Agreement or any other Loan Document or might materially and adversely affect the business or condition, financial or other, of the Borrower.

     SECTION 7.5 DEFAULT NOTICE. The Borrower shall promptly give notice in writing to the Lender of the occurrence of (a) any Default or Event of Default, and (b) any event of default or any event which upon notice or lapse of time or both would constitute such an event of default under any other document or agreement to which the Borrower is a party with entities other than the Lender, which default would have a material and adverse effect on the continued business operations of the Borrower, taken as a whole.

     SECTION 7.6 FURTHER ASSURANCES. The Borrower shall at its cost and expense, upon the request of the Lender, duly execute and deliver, or cause to be duly executed and delivered, to the Lender such further instruments and do and cause to be done such further acts as may be reasonably necessary or proper in the opinion of the Lender or its counsel to carry out more effectively the provisions and purposes of the Loan Documents.

     SECTION 7.7 INSURANCE. Maintain (a) adequate insurance on its properties to such extent and against such risks, including fire, as is customary with companies in the same or a similar business, (b) necessary worker's compensation insurance and (c) such other insurance as may be required by law or the Security Documents or as may reasonably be required in writing by the Lender. The Lender acknowledges and agrees that the Borrower's current insurance coverage is sufficient under this Section 7.7.

     SECTION 7.8  COVENANTS REGARDING FINANCIAL CONDITION.

     (a) The Borrower covenants and agrees that:

          (1) Fixed Charges Coverage Ratio. The Fixed Charges Coverage Ratio for any four consecutive fiscal quarters immediately preceding the date of determination shall be not less than (1) 0.95 to 1.0 at any time during the third and fourth fiscal quarters of fiscal year 1998, (2) 1.05 to 1.0 at any time during the first fiscal quarter of fiscal year 1999, (3) 1.10 to
     1.0 at any time during the second fiscal quarter of fiscal year 1999, (4)
     1.15 to 1.0 at any time during the third and fourth fiscal quarters of fiscal year 1999, and (5) 1.20 to 1.0 at any time during the fiscal year 2000.

          (2) Debt to EBITDAR Ratio. The ratio of Debt plus six times Operating Lease Payments for any four consecutive fiscal quarters to EBITDAR for such period shall not be greater than (1) 5.65 to 1.0 at the end of the third and fourth fiscal quarters during fiscal year 1998, (2) 5.00 to 1.0 at the end of any fiscal quarter during fiscal year 1999, and (3) 4.5 to 1.0 at the end of any fiscal quarter during fiscal year 2000.

          (3) Capital Expenditures. The Borrower will not make in the aggregate in any consecutive four fiscal quarters Capital Expenditures that exceed
     (1) if the Borrower's Fixed Charges Coverage Ratio for the preceding four fiscal quarters is less than 1.15 to 1.0, $15,000,000, or (2) if the Borrower's Fixed Charges Coverage Ratio for the preceding four fiscal quarters is equal to or greater than 1.15 to 1.0, $20,000,000.

          (4) Net Worth. The Borrower will not permit its Net Worth to be at any time less than the sum of (1) $35,000,000 plus (2) 100% of cumulative Net Income, if positive, after taxes for the period from November 30, 1997 through the date of determination, less dividends actually paid during such period, determined on a quarterly basis; provided, however, the amount of dividends paid cannot exceed 75% of Net Income for any fiscal year; provided, further, however, that if the accounting adjustments presently contemplated by the Borrower pursuant either to FAS 121 or to certain other one-time charges not to exceed $2,000,000, or both, do in fact occur on or before Borrower's fiscal year end 1998, the foregoing covenant shall be amended automatically upon the occurrence of such adjustments to refer to the figure "$23,000,000" rather than "$35,000,000", such amendment to be deemed in effect retroactively to the effective date of such accounting adjustments.

          (5) Investment and Loans. The Borrower will not, directly or indirectly, purchase or otherwise acquire any stock, security, obligation or evidence of indebtedness of, make any capital contribution to, own any equity interest in, or make any loan or advance to, any other person; provided, however, that it may acquire and continue to hold Permitted Investments.

          (6) Disposition of Assets. The Borrower will not without the consent of the Lender, sell, lease, transfer or otherwise dispose of any substantial part of its properties and assets.

          (7) Consolidation or Merger. The Borrower will not consolidate with or merge with or into another person or permit any other person to merge into it other than (x) a merger or consolidation in which the Borrower is the surviving entity and no Default or Event of Default shall occur as a result thereof and (y) any merger of Subsidiaries with the Borrower or each other.

          (8) Liens. The Borrower will not, nor (except to the extent required in connection with the terms of purchase money Debt or performance or surety bond obligations or as required by law or any Governmental Authority having jurisdiction over the Borrower) covenant with any other person not to, incur, create, assume or permit to exist any Lien upon any of its accounts receivable, contract rights, chattel paper, inventory, equipment, instruments, general intangibles or other personal or real property of any character, whether now owned or hereafter acquired, other than Liens that constitute Permitted Encumbrances.

          (9) Sale of Receivables. The Borrower will not sell, assign or discount, or grant or permit any Lien on, any of its accounts receivable or any promissory note held by it, with or without recourse, other than the discount of such notes in the ordinary course of business for collection.

          (10) Lease Obligations. The Borrower will not incur, create, permit to exist or assume any commitment to make any direct or indirect payment, as rent, under any lease, rental or other arrangement for the use of property of any other person, if immediately thereafter the aggregate of such payments to be made by it would exceed $15,000,000 (exclusive of Technology Leases) plus up to $3,000,000 of payments with respect to Technology Leases in any consecutive four fiscal quarters.

          (11) Indebtedness. The Borrower will not incur, create, assume or permit to exist any Debt, except the indebtedness evidenced by the Note, other Debt to the Lender, purchase money obligations in respect of Liens allowed under Section 7.8(8), Debt set forth in Schedule 7.8(11) attached hereto existing on the date hereof, Debt not exceeding $500,000 in the aggregate and capitalized lease obligations.

          (12) Guaranties. The Borrower will not guarantee, endorse, become surety for or otherwise in any way become or be responsible for the indebtedness, liabilities or obligations of any other person, whether by agreement to purchase the indebtedness or obligations of any other person, or agreement for the furnishing of funds to any other person (directly or indirectly, through the purchase of goods, supplies or services or by way of stock purchase, capital contribution, working capital maintenance agreement, advance or loan) or for the purpose of paying or discharging the indebtedness or obligations of any other person, or otherwise, except for the endorsement of negotiable instruments in the ordinary course of business for collection.

          (13) Take or Pay Contracts. The Borrower will not enter into or be a party to any contract for the purchase of merchandise, materials, supplies or other property if such contract provides that payment for such merchandise, materials, supplies or other property shall be made regardless of whether delivery of such merchandise, materials, supplies or other property is ever made or tendered.

          (14) Sale-Leaseback. The Borrower will not enter into any arrangement, directly or indirectly, with any person whereby it sells or transfers any property, real, personal or mixed, and used or useful in its business, whether now owned or hereafter acquired, and thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, unless (A) such transaction is entered into on commercially reasonable terms on an arms'-length basis; (B) the Borrower notifies the Lender of any proposed lease transaction subject to the provisions of this clause and advises the Lender as to the terms thereof, within 30 days prior to the effective date of such lease; and (C) the net cash proceeds (if any) to the Borrower, from such transaction are immediately applied to reduce the Credit Obligations.

          (15) Permitted Acquisitions. The Borrower shall not make in any given fiscal year any acquisition having a cost in excess of $5,000,000, if, on the date of the acquisition a Default or Event of Default would occur or would result from such acquisition without the express prior written consent of the Lender.

          (16) Solvency.  The Borrower will continue to be Solvent.

          (17) Total Debt to EBITDA Ratio. The ratio of aggregate outstanding Advances plus Letter of Credit Borrowings for any four consecutive fiscal quarters to EBITDA less dividends actually paid during such period shall not (1) exceed 4.0 to 1.0 at the end of any fiscal quarter during fiscal year 1998, (2) exceed 3.0 to 1.0 at the end of any fiscal quarter during fiscal year 1999, and (3) exceed 2.25 to 1.0 at the end of any fiscal quarter during fiscal year 2000.

     (b) All covenants concerning the Borrower's financial condition shall be calculated in accordance with the provisions of this Agreement; provided, however, that all such covenants shall be calculated in a manner so as to exclude the effect of the Borrower's payment of the reasonable and customary costs and expenses actually incurred in connection with the execution and delivery of this Agreement (including the costs and expenses actually incurred by the Borrower in granting the Lender the security interests in the Collateral securing the Credit Obligations) and the other amendments described in the Commitment Letter, it being the intention of the parties that such covenants shall be calculated as if the Borrower had not incurred such costs and expenses.

     SECTION 7.9 CONTINUATION OF CURRENT BUSINESS. The Borrower will not engage in any business other than the restaurant business and substantially related businesses.

     SECTION 7.10 COOPERATION; INSPECTION OF PROPERTIES. The Borrower shall permit the Lender and its representatives to inspect the Borrower's properties and assets (including all Stores), and to inspect, review and audit the Borrower's books and records from time to time and at any time, after reasonable notice and at reasonable times all with minimal disruption.

     SECTION 7.11 USE OF PROCEEDS. The Borrower shall use the proceeds exclusively for general corporate purposes and other capital needs including expenditures involving the construction of new Borrower-owned restaurants and/or renovations of existing cafeterias.

     SECTION 7.12 TRANSACTIONS WITH AFFILIATES. The Borrower will not, directly or indirectly, enter into any lease or other transaction with any Affiliate on terms that are less favorable to the Borrower entering into such lease or other transaction than those that are typical of those obtained at the time from persons who are not Affiliates of the Borrower.

     SECTION 7.13 CHANGE IN MANAGEMENT. The Borrower will promptly notify the Lender of any change with respect to the members of the Board of Directors of the Borrower or any change in the senior executive officers of the Borrower.

     SECTION 7.14 CONTINUATION OF CURRENT BUSINESS, OFFICES, NAME, ETC. The Borrower will not (a) remove its principal place of business or business records from Clayton County, Georgia, unless the removal is pursuant to a merger, consolidation or transfer of assets approved by the Lender; or (b) without providing the Lender with prior written notice, change its name or conduct its business in any name other than its current names; or (c) enter into (1) any agreement whereby the management, supervision or control of its business is delegated to or placed in any person other than its governing body and officers or (2) any contract or agreement whereby any of its principal functions are delegated to or placed in any agent or independent contractor.

     SECTION 7.15 CREATION OR ACQUISITION OF SUBSIDIARIES. The Borrower may from time to time create or acquire new Subsidiaries in connection with permitted acquisitions allowed under Section 7.8(15) or otherwise in accordance with this Agreement, provided that promptly (and in any event within fifteen
(15) Business Days) after the creation or direct or indirect acquisition by the Borrower of any such new Subsidiary, such new Subsidiary will execute and deliver to the Lender a Guaranty Agreement in the form customarily used by the Lender in similar transactions and all such other documents necessary to cause it to guaranty all the Credit Obligations.

     SECTION 7.16  COMPLIANCE WITH ENVIRONMENTAL LAWS. The Borrower shall

     (a) Operate all properties owned or used by the Borrower in compliance with all applicable Environmental Laws, and no Hazardous Materials shall be used on such properties except in accordance with applicable law in the ordinary course of business;

     (b) Undertake, or enforce the terms of any lease to require its landlord to undertake, at Borrower's expense all preventive, investigatory and remedial action (including emergency response, removal, clean up, containment and other remedial action) that is (1) required by any applicable Environmental Law or (2) necessary to prevent or minimize any property damage, personal injury or harm to the environment, or the threat of any such damage or injury, by releases of or exposure to Hazardous Materials in connection with the operations of the Borrower on its properties;

     (c) Promptly give notice to the Lender in writing if the Borrower should become aware of (1) any spill, release or disposal of any Hazardous Materials, or imminent threat thereof, in connection with the Borrower's operations, or at any adjacent property that could migrate to, through or under property owned or used by the Borrower, (2) any material violation of Environmental Laws; and (3) any investigation, claim or threatened claim under any Environmental Law, or any notice of violation under any Environmental Law, involving the Borrower or the properties owned or used by the Borrower;

     (d) Deliver to the Lender, at the Lender's request, copies of any and all documents in the Borrower's possession or to which the Borrower has access relating to Hazardous Materials or Environmental Laws concerning the Borrower's operations or its ownership or use of its properties, including laboratory analyses, site assessments or studies, environmental audit reports and other environmental studies and reports. If the Lender at any time reasonably believes that the Borrower is not complying with all applicable Environmental Laws or the requirements of this Agreement regarding the same, or that a material spill, release or disposal of Hazardous Materials has occurred on or under property owned or used by the Borrower, or if any other Event of Default exists, the Lender may require the Borrower to furnish to the Lender an environmental audit or site assessment reasonably satisfactory to the Lender with respect to the matters of concern to the Lender; provided, however, that the Lender shall not exercise its rights of inspection under this paragraph more often than once per calendar year per restaurant site, except in the event of a material, spill, release or disposal of Hazardous Materials or the occurrence of an Event of Default as described in this paragraph. Such audit or assessment shall be performed at the Borrower's expense by a qualified consultant approved by the Lender.


                                   ARTICLE 8

                        EVENTS OF DEFAULT AND REMEDIES

     SECTION 8.1 EVENTS OF DEFAULT. The following shall constitute Events of Default under this Agreement:

          (a) default in the due payment of any principal or interest payable under the terms of any Note or any other amount payable under this Agreement or any other of the Credit Obligations or any other amount owed to the Lender under or in connection with any of the Loan Documents and, if such default is with respect to a payment other than a principal payment, such nonpayment continues for five (5) days after such due date; or

          (b) the Borrower shall default in the observance or performance of any provision in Sections 7.3, 7.8, 7.11, 7.12, 7.14 and 7.15; or

          (c) the Borrower shall default in the performance or observance of any provision of this Agreement, except those covered by clauses (a) and (b) above, and shall not cure such default within 30 days after the first to occur of (i) the date the Lender gives written or telephonic notice of the default to the Borrower or (ii) the date an Authorized Representative of the Borrower otherwise has actual notice thereof; or

          (d) the Lender shall determine that any statement, certification, representation or warranty contained herein, or in any of the other Loan Documents or in any report, financial statement, certificate or other instrument delivered to the Lender by or on behalf of the Borrower, was misleading or untrue in any material respect at the time it was made; or

          (e) default shall be made with respect to any Debt (other than the Credit Obligations) of the Borrower when due or the performance of any other obligation incurred in connection with any Debt of the Borrower, if the effect of such default is to accelerate the maturity of such Debt or to permit the holder thereof to cause such Debt to become due prior to its stated maturity, or any such Debt shall not be paid when due, if the aggregate amount of all such Debt involved exceeds $1,000,000; or

          (f) the Borrower shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or other custodian of it or any of its properties or assets, (ii) fail or admit in writing its inability to pay its debts generally as they become due, (iii) make a general assignment for the benefit of creditors, (iv) suffer or permit an order for relief to be entered against it in any proceeding under the federal Bankruptcy Code, or
     (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking an arrangement with creditors or seeking to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or statute, or if corporate or partnership action shall be taken by the Borrower for the purpose of effecting any of the foregoing; or

          (g) a petition shall be filed, without the application, approval or consent of any of the Borrower, in any court of competent jurisdiction, seeking bankruptcy, reorganization, rearrangement, dissolution or liquidation of the Borrower or of all or a substantial part of the properties or assets of the Borrower, or seeking any other relief under any law or statute of the type referred to in clause (v) of paragraph (f) above against the Borrower, or the appointment of a receiver, trustee, liquidator or other custodian of the Borrower or of all or a substantial part of the properties or assets of the Borrower, and such petition shall not have been dismissed within 60 days after the filing thereof; or

          (h) there shall occur the insolvency, dissolution, liquidation or suspension of business of the Borrower or the issuance of a writ of execution, attachment or garnishment against the assets of the Borrower, and such writ of execution, attachment or garnishment shall not be dismissed, discharged or quashed within 30 days of issuance; or

          (i) the Borrower shall default under any agreement material to the operation of its business as conducted on the Closing Date or proposed to be conducted which default shall have a material adverse effect on the Borrower; or

          (j) final judgment or judgments for the payment of money in excess of an aggregate of $500,000 (in excess of insurance coverages) shall be rendered against any of the Borrower and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed; or

          (k) any event with respect to a Plan shall have occurred that would result in termination of such Plan (a "Termination Event") and, 30 days after the Borrower has notice thereof, (i) such "Termination Event" shall still exist and (ii) the sum (determined as of the date of occurrence of such "Termination Event") of the "Insufficiency" of such Plan attributable to the Borrower and the "Insufficiency" of any and all other Plans attributable to the Borrower with respect to which a "Termination Event" shall have occurred and then exist is equal to or greater than $1,000,000; or

          (l) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred "Withdrawal Liability" to such Multiemployer Plan in an amount attributable to Borrower which, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with "Withdrawal Liability" (determined as of the date of such notification), exceeds $1,000,000 or requires payments exceeding $250,000 per annum; or

          (m) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if solely as a result of such reorganization or termination the aggregate annual contributions attributable to Borrower and its ERISA Affiliates to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years which include the date hereof by an amount exceeding $250,000; or

          (n) the Borrower shall fail to perform and observe the covenants and agreements set forth in Section 2.10 or before May 31, 1998; or

          (o) this Agreement shall cease to be in full force and effect or the Borrower shall take any action to claim that this Agreement is not in full force and effect;

then, and in any such event and at any time thereafter, if such Event of Default shall then be continuing,

          (A) either or both of the following actions may be taken: (i) the Lender may declare any obligation of the Lender to make further Advances or issue Letters of Credit terminated, whereupon the obligation of the Lender to make further Advances or issue Letters of Credit, hereunder shall terminate immediately, and (ii) the Lender shall declare by notice to the Borrower any or all of the Credit Obligations to be immediately due and payable, and the same, including all interest accrued thereon and all other obligations of the Borrower to the Lender, shall forthwith become immediately due and payable without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Credit Obligations to the contrary notwithstanding; provided, however, that notwithstanding the above, if there shall occur an Event of Default under clauses (f) or (g) above, then the obligation of the Lender to lend hereunder shall automatically terminate and any and all of the Credit Obligations shall be immediately due and payable without the necessity of any action by the Lender or notice to the Borrower;

          (B) the Lender may treat all then outstanding Letters of Credit as if drafts in the full amount available to be drawn thereunder had been properly drawn thereunder and paid by the Lender and the Borrower had failed or refused to reimburse the Lender for the amount so paid within the time permitted under Section 2.3(b);

          (C) the Borrower shall, promptly upon demand of the Lender, deposit in cash with the Lender an amount equal to the amount of all Letter of Credit Obligations then outstanding, as collateral security for the repayment thereof, which deposit shall be held by the Lender under the provisions of
     Section 9.9; and

          (D) the Borrower shall, promptly upon demand of the Lender, provide at the Borrower's sole expense (i) Phase I Environmental Site Assessments prepared by environmental engineers satisfactory to the Lender of each parcel of real property on which the Lender holds a mortgage Lien or leasehold mortgage Lien securing the Credit Obligations, (ii) Phase II Environmental Site Assessments prepared by environmental engineers satisfactory to the Lender to address all items or issues with respect to which the foregoing Phase I Site Assessments recommended further testing or investigation; and (iii) appraisals prepared by licensed appraisers satisfactory to Lender of each parcel of real property on which the Lender holds a mortgage Lien or leasehold mortgage Lien securing the Credit Obligations, such appraisals to be satisfactory in form and substance to the Lender.

          (E) the Lender shall exercise any and all rights and remedies available to the Lender under the Loan Documents and applicable law.

     SECTION 8.2 CUMULATIVE RIGHTS. No right or remedy herein conferred upon the Lender is intended to be exclusive of any other rights or remedies contained herein or in any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

     SECTION 8.3 NO WAIVER. No course of dealing between the Borrower and the Lender or any failure or delay on the part of the Lender in exercising any rights or remedies hereunder shall operate as a waiver of any rights or remedies hereunder and no single or partial exercise of any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.


                                   ARTICLE 9

                                 MISCELLANEOUS

     SECTION 9.1 PARTICIPATIONS. The Borrower and the Lender understand that the Lender may grant a participation in the Note, Loans and interest in the Credit Obligations and the Loan Documents to any Affiliate of the Lender, and all communications with the Lender and the Borrower shall be solely with the Lender and not with any participant. The Borrower agrees that any participant or subparticipant may exercise any and all rights of banker's lien or set-off with respect to the Borrower, as fully as if such participant or subparticipant had made a loan directly to the Borrower in the amount of the participation or subparticipation given to such participant or subparticipant in the Credit Obligations and the Loan Documents. For purposes of this Section 9.1 only, the Borrower shall be deemed to be directly obligated to each participant or subparticipant in the amount of its participating interest in the amount of the principal of, and interest on, the Credit Obligations. Nothing contained in this section shall affect the Lender's right of set-off (under Section 9.4 or applicable law) with respect to the entire amount of the Credit Obligations, notwithstanding any such participation or subparticipation. The Lender may divulge to any participant or subparticipant all information, reports, financial statements, certificates and documents obtained by the Lender from the Borrower or any other person under any provisions of this Agreement or the other Loan Documents or otherwise.

     SECTION 9.2  NOTICES.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other document provided or permitted by this Agreement or the other Loan Documents to be made upon, given or furnished to, or filed with, the Borrower or the Lender must (except as otherwise provided in this Agreement or the other Loan Documents) be in writing and be delivered by one of the following means:
(1) by personal delivery at the hand delivery address specified beneath each party's signature below, (2) by first-class, registered or certified mail, postage prepaid and addressed as specified beneath each party's signature below, or (3) if facsimile transmission facilities for such party are identified below or pursuant to a separate notice from such party, sent by facsimile transmission to the number specified beneath each party's signature below or in such notice, with a copy to:

                    As to Borrower:

                    Powell, Goldstein, Frazer & Murphy LLP
                    191 Peachtree Street, 16th Floor
                    Atlanta, Georgia 30303
                    Facsimile: (404) 572-6999
                    Attn: David M. Armitage, Esq.

                    As to Lender:

                    Maynard, Cooper & Gale, P.C.
                    1901 Sixth Avenue North
                    2400 AmSouth/Harbert Plaza
                    Birmingham, Alabama 35203-2618
                    Facsimile: (205) 254-1999
                    Attn: S. Douglas Williams, Jr., Esq.

     (b) The hand delivery address, mailing address and (if applicable) facsimile transmission number for receipt of notice or other documents by such parties are as set forth below the signatures of the Borrower and the Lender on the attached signature pages. Any of such parties may change its address or facsimile transmission number for receiving any such notice or other document by giving notice of the change to the other parties referred to in this Section 9.2.

     (c) Any such notice or other document shall be deemed delivered when actually received by an officer, director, partner or other legal representative of the party) at the address or number specified pursuant to this Section 9.2, or, if sent by mail and not earlier received, three Business Days after such notice or document is deposited in the United States mail, addressed as provided above.

     (d) Five (5) Business Days' notice to the Borrower as provided above shall constitute reasonable notification to the Borrower when notification is required by law; provided, however, that nothing contained in the foregoing shall be construed as requiring five (5) Business Days' notice if, under applicable law and the circumstances then existing, a shorter period of time would constitute reasonable notice.

     SECTION 9.3 NO WAIVER. No failure or delay on the part of the Lender or the Borrower in the exercise of any right, power or privilege hereunder shall operate as a waiver of any such right, power or privilege nor shall any such failure or delay preclude any other or further exercise thereof. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 9.4 SETOFF. Upon the occurrence and during the continuance of any Event of Default the Lender is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender (including any branches, agencies or Affiliates of the Lender, wherever located) to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under any of the Loan Documents, irrespective of whether or not any demand shall have been made under the Loan Documents and although such obligations may be unmatured. The Lender agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application or impose any liability on the Lender. The rights of the Lender under this Section 9.4 are in addition to all other rights and remedies (including other rights of set-off or pursuant to any banker's lien) that the Lender may have.

     SECTION 9.5 SURVIVAL. All representations and warranties made under this Agreement shall be deemed to be made, and shall be true and correct, at and as of the Closing Date and, as updated by the Borrower from time to time, the date of each Advance or of issuance of a Letter of Credit. All covenants, agreements, representations and warranties made in this Agreement or in any of the other Loan Documents and in the certificates delivered pursuant to any of the Loan Documents shall survive the making by the Lender of the Loans and the execution and delivery to the Lender of this Agreement, the Note and the other Loan Documents and shall continue in full force and effect so long as any of the Credit Obligations remain outstanding.

     SECTION 9.6 EXPENSES. The Borrower shall promptly pay all reasonable legal fees and expenses actually incurred by Lender (including reasonable documented fees and expenses of counsel for the Lender), insurance premiums, recording, filing and transfer fees and taxes, and other costs and expenses related to the Credit Obligations or required by any of the Loan Documents. If the Borrower fails to pay any such cost or expense, the Lender may, but shall have no obligation to, pay the same from the Lender's funds or by making an Advance for such purpose, without notice to the Borrower. The Borrower shall reimburse the Lender on demand for, and shall indemnify and hold the Lender harmless from and against, all such costs and expenses paid by the Lender and all other reasonable costs and expenses (including the reasonable fees and disbursements of the Lender's counsel) of every kind incurred by the Lender in connection with (i) the making or collection of the Credit Obligations, (ii) the preparation and review of the Loan Documents (whether or not the transactions provided for in this Agreement shall be consummated) and any other documents related thereto, (iii) the enforcement of any of the Loan Documents and the defense of any claim, cross-claim or counterclaim asserted against the Lender by the Borrower or any other person that relates to the Credit Obligations or the Loan Documents and (iv) the transactions provided for in the Loan Documents.
Any amount paid or advanced by the Lender under this section or the other Loan Documents shall bear interest until paid at a rate equal to two percent (2%) in excess of the Quoted Cost of Funds Rate in effect from time to time, or the highest rate permitted by law, whichever is less. The Borrower shall pay all costs and expenses of performing and satisfying their obligations under this Agreement. The Borrower's obligations under this Section 9.6 shall survive the payment in full of the Credit Obligations and the termination of this Agreement.

     SECTION 9.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such fully-executed counterpart.

     SECTION 9.8 SUBMISSION TO JURISDICTION. The Borrower irrevocably (a) acknowledges that this Agreement will be accepted by the Lender and performed by the Borrower in the State of Alabama; (b) submits to the jurisdiction of each state or federal court sitting in Jefferson County, Alabama (collectively, the "Courts") over any suit, action or proceeding arising out of or relating to this Agreement (to enforce the arbitration provisions hereof, or if the arbitration provisions are found to be unenforceable, to determine any issues arising out of or relating to this Agreement) or any of the other Loan Documents (individually, an "Agreement Action"); (c) waives, to the fullest extent permitted by law, any objection or defense that the Borrower may now or hereafter have based on improper venue, lack of personal jurisdiction, inconvenience of forum or any similar matter in any Agreement Action brought in any of the Courts; (d) agrees that non-applicable final judgment in any Agreement Action brought in any of the Courts shall be conclusive and binding upon the Borrower and may be enforced in any other court to the jurisdiction of which the Borrower is subject, by a suit upon such judgment; (e) consents to the service of process on the Borrower in any Agreement Action by the mailing of a copy thereof by registered or certified mail, postage prepaid, to the Borrower at its address designated in or pursuant to Section 9.2; (f) agrees that service in accordance with this Section 9.8 shall in every respect be effective and binding on the Borrower to the same extent as though served on the Borrower in person by a person duly authorized to serve such process; and (g) AGREES THAT THE PROVISIONS OF THIS SECTION, EVEN IF FOUND NOT TO BE STRICTLY ENFORCEABLE BY ANY COURT, SHALL CONSTITUTE "FAIR WARNING" TO THE BORROWER THAT THE EXECUTION OF THIS AGREEMENT MAY SUBJECT THE BORROWER TO THE JURISDICTION OF EACH STATE OR FEDERAL COURT SITTING IN JEFFERSON COUNTY, ALABAMA WITH RESPECT TO ANY AGREEMENT ACTIONS, AND THAT IT IS FORESEEABLE BY THE BORROWER THAT IT MAY BE SUBJECTED TO THE JURISDICTION OF SUCH COURTS AND MAY BE SUED IN THE STATE OF ALABAMA IN ANY AGREEMENT ACTIONS.
Nothing in this Section 9.8 shall limit or restrict the Lender's right to serve process or bring Agreement Actions in manners and in courts otherwise than as herein provided.

     SECTION 9.9 TERMINATION. The termination of this Agreement shall not affect any rights of the Borrower, the Lender or any obligation of the Borrower, the Lender, arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into or rights created or obligations incurred prior to such termination have been fully disposed of, concluded or liquidated and the Credit Obligations arising prior to or after such termination have been irrevocably paid in full. The rights granted to the Lender for the benefit of the Lender hereunder and under the other Loan Documents shall continue in full force and effect, notwithstanding the termination of this Agreement, until all of the Credit Obligations have been paid in full after the termination hereof or the Borrower have furnished the Lender with an indemnification satisfactory to the Lender with respect thereto. All representation, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until payment in full of the Credit Obligations unless otherwise provided herein. Notwithstanding the foregoing, if after receipt of any payment of all or any part of the Credit Obligations, the Lender is for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force and the Borrower shall be liable to, and shall indemnify and hold the Lender harmless for, the amount of such payment surrendered until the Lender shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Lender in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Lender's rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable. If on any date on which the Borrower wishes to pay the Credit Obligations in full and terminate this Agreement, there are any outstanding Letter of Credit Borrowings, the Borrower shall, unless otherwise agreed by the Lender in its sole discretion, make a cash prepayment to the Lender on such date in an amount equal to the then-outstanding Letter of Credit Borrowings, and the Lender shall hold such prepayment in an interest-bearing cash collateral account in the name and under the sole control of the Lender (which account shall bear interest at the Lender's then-current rate for such accounts) as security for the Reimbursement Obligations and other Letter of Credit Obligations. Such account shall not constitute an asset of the Borrower, subject to its rights therein under this
Section 9.9. The Lender shall from time to time debit such account for the payment of the Letter of Credit Obligations as the same become due and payable and shall promptly refund any excess funds (including interest) held in said account to the Borrower if and when no Letter of Credit Borrowings remain outstanding hereunder and all of the Credit Obligations have been paid in full. The Borrower shall remain liable for any Credit Obligations in excess of the amounts paid from such account.

     SECTION 9.10 GOVERNING LAW. All documents executed pursuant to the transactions contemplated herein, including this Agreement and each of the Loan Documents shall be deemed to be contracts made under, and for all purposes shall be construed in accordance with, the internal laws and judicial decisions of the State of Alabama and Title 9 of the United States Code.

     SECTION 9.11 INDEMNIFICATION. In consideration of the execution and delivery of this Agreement by the Lender, and so long as the Lender has fulfilled its obligations hereunder, the Borrower hereby indemnifies, exonerates and holds the Lender and its respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, claims, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable documented attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), actually incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to any of the following:

          (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan;

          (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties;

          (c) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment with respect to property owned or operated by the Borrower or to any action or inaction of the Borrower or the release by the Borrower of any Hazardous Materials; or

          (d) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Borrower thereof of any Hazardous Materials (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any environmental laws), regardless of whether caused by, or within the control of, the Borrower; provided, however, that if the Borrower has executed an Environmental Indemnity Agreement with respect to any specific properties, then the provisions of that Environmental Indemnity Agreement shall govern the Borrower's obligations to the Lender with respect to the properties described therein and to the extent there is a conflict between the terms and conditions of the Environmental Indemnity Agreement and the terms of this Agreement with respect to such properties, then the Environmental Indemnity Agreement shall govern, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or willful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

     SECTION 9.12 AGREEMENT CONTROLS. In the event that any term of any of the Loan Documents other than this Agreement conflicts with any term of this Agreement, the terms and provisions of this Agreement shall control.

     SECTION 9.13 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Borrower may not assign or transfer their rights or obligations hereunder without the prior written consent of the Lender. The Lender may not assign or transfer its interest hereunder except as otherwise provided in this Agreement.

     SECTION 9.14 SEVERABILITY. Any provision of any of the Loan Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 9.15  ARBITRATION; PRESERVATION AND LIMITATION OF REMEDIES.

     (a) If any dispute or controversy shall arise among the parties hereto as to any matter arising out of or in connection with the Loan Documents, the parties shall attempt in good faith to resolve such controversy by mutual agreement. If such dispute or controversy cannot be so resolved, it shall be resolved solely in accordance with the provisions of this Section 9.15. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder.

     (b) Except as otherwise specifically set forth below, any dispute, controversy or claim between or among the parties hereto (the "Disputing Parties"), including disputes, controversies and claims arising out of or related to the Loan Documents, or the breach thereof, and the subject matter hereof, shall, except as provided in this Section 9.15, be settled by a single arbitrator by arbitration in Birmingham, Alabama in accordance with the Commercial Arbitration Rules of the American Arbitration Association as amended from time to time and as modified by this Agreement.

     (c) The arbitrator shall be selected by the Disputing Parties within 15 days after demand for arbitration is made by a Disputing Party. If the Disputing Parties are unable to agree on an arbitrator within such period, then each Disputing Party shall select one arbitrator, and each such arbitrator shall select a third arbitrator and the dispute shall be settled by the panel consisting of such three arbitrators (such panel, or the single arbitrator agreed to by both parties, as the case may be, being hereinafter referred to as the "Arbiter"). Each arbitrator shall be a licensed attorney in the State of Alabama and shall possess substantive legal experience with respect to the principal issues in dispute.

     (d) Except as may otherwise be agreed in writing by the Disputing Parties or as ordered by the Arbiter upon substantial justification, the hearing of the dispute shall be held and concluded within 90 days of submission of the dispute to arbitration. The Arbiter shall render its final award within 30 days following conclusion of the hearing. The Arbiter shall state the factual and legal basis for the award. The decision of the Arbiter shall be final and binding except as provided in the Federal Arbitration Act, 9 U.S.C. Section 1 et. seq., and except for errors of law based on findings of fact. Final judgment may be entered upon such an award in any court of competent jurisdiction, but entry of such judgment shall not be required to make such award effective.

     (e) Notwithstanding the foregoing, the Borrower agrees that the Lender shall have the option, but not the obligation, to submit to and pursue in a court of law any claim against the Borrower or any other Obligor for a debt due. The Borrower agrees that, if the Lender pursues such a claim in a court of law,
(1) failure of the Lender to assert any additional claim in such proceeding shall not be deemed a waiver of, or estoppel to pursue, such claim as a claim or counterclaim in arbitration as set forth above, and (2) the institution or maintenance of a judicial action hereunder shall not constitute a waiver of the right of any party to submit any other action, dispute, claim or controversy as described above, even though arising out of the same transaction or occurrence, to binding arbitration as set forth herein. If the Borrower asserts a claim against the Lender in arbitration or otherwise during the pendency of a claim brought by the Lender in a court of law, the court action shall be stayed and the parties shall submit to arbitration all claims.

     (f) No provision of, nor the exercise of any rights under this Section, shall limit the right of any party (1) to foreclose against any real or personal property collateral by exercise of a power of sale under any Credit Document, or by exercise of any rights of foreclosure or of sale under applicable law, (2) to exercise self-help remedies such as set-off, or (3) to obtain provisional or ancillary remedies such as injunctive relief, attachment or the appointment of a receiver from a court having jurisdiction before, during or after the pendency of any arbitration or referral. The institution and maintenance of an action for judicial relief or pursuit of provisional or ancillary remedies or exercise of self-help remedies shall not constitute a waiver of the right of any party, including the plaintiff in such an action, to submit the Dispute to arbitration or, in the case of actions on a debt, to judicial resolution.

     (g) Nothing in this Section 9.15 shall limit any right that any party may otherwise have to seek to obtain preliminary injunctive relief in order to preserve the status quo pending the disposition of any such arbitration proceeding.

     SECTION 9.16 USURY LAWS. Any provision of this Agreement or any of the other Loan Documents to the contrary notwithstanding, the Borrower and the Lender agree that they do not intend for the interest or other consideration provided for in this Agreement and the other Loan Documents to be greater than the maximum amount permitted by applicable law. Regardless of any provision in this Agreement or any of the other Loan Documents, the Lender shall not be entitled to receive, collect or apply, as interest on the Credit Obligations, any amount in excess of the maximum rate of interest permitted to be charged under applicable law until such time, if any, as that interest, together with all other interest then payable, falls within the then applicable maximum lawful rate of interest. If the Lender shall receive, collect or apply any amount in excess of the then maximum rate of interest, the amount that would be excessive interest shall be applied first to the reduction of the principal amount of the Credit Obligations then outstanding in the inverse order of maturity, and second, if such principal amount is paid in full, any excess shall forthwith be returned to the Borrower. In determining whether the interest paid or payable under any specific contingency exceeds the highest lawful rate, the Borrower and the Lender shall, to the maximum extent permitted under applicable law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, (c) consider all the Credit Obligations as one general obligation of the Borrower, and (d) "spread" the total amount of the interest throughout the entire term of the Note so that the interest rate is uniform throughout the entire term of the Note.

     SECTION 9.17 CONFIDENTIALITY OF INFORMATION. The Borrower may from time to time furnish to the Lender written information which is identified when delivered as being confidential (the "Confidential Information"). The Lender shall use reasonable efforts to apply to any Confidential Information such procedures regarding confidentiality as it provides generally to information of that nature; provided, however, that the Lender may disclose any Confidential

Information delivered by the Borrower in connection with or pursuant to this Agreement to (i) the Lender's directors, officers, employees, agents and professional consultants; (ii) any person to which the Lender sells or offers to sell a participation as provided in Section 9.1 so long as such person agrees in writing prior to receipt of the Confidential Information to comply with this
Section 9.17; (iii) any federal or state regulatory authority having jurisdiction over the Lender; and (iv) any other person to which such delivery or disclosure may be necessary or appropriate (a) in compliance with any law, rule or regulation applicable to such person, (b) in response to any subpoena or other legal process, (c) in connection with any litigation to which the Lender is a party or (d) in order to protect the Lender's rights under this Agreement. In connection with disclosures by the Lender pursuant to clause (b) or (c) above, the Lender shall use its best efforts to notify the Borrower prior to any such disclosure unless such notification to Borrower is prohibited by court order or law.

     SECTION 9.18 EFFECT OF THIS AGREEMENT. This Agreement amends and restates in its entirety that certain Credit Agreement dated June 19, 1997, as heretofore amended from time to time, executed between the Borrower and the Lender.
Nothing contained in this Agreement shall be deemed to constitute a novation of the terms of the Note, nor release any of the Obligors from liability for any of the Credit Obligations, nor affect any of the rights, powers or remedies of the Lender under the Credit Documents, nor constitute a waiver of any provision thereof, except as specifically set forth in this Agreement.

                 [Remainder of this page intentionally blank.]

     IN WITNESS WHEREOF, the Borrower and the Lender have caused this Credit Agreement to be executed and delivered by their duly authorized corporate officers as of the day and year first above written.


                              MORRISON RESTAURANTS INC.


                              By: /s/ Craig Nelson
                                 -----------------------------------------
                                  Craig Nelson, its Senior Vice President-
                                  Finance


                              Hand Delivery and Mailing Address:

                              Until March 30, 1998:

                              4893 Riverdale Road, Suite 260
                              Atlanta, Georgia  30337
                              FAX:  (205) 991-9125
                              Attention:  Chief Financial Officer

                              After March 30, 1998:

                              3300 Highlands Parkway, Suite 130
                              Smyrna, Georgia 30082
                              FAX: (To be provided when available)
                              Attention: Chief Financial Officer

                              AMSOUTH BANK


                              By: /s/ Alan D. Lott
                                 -----------------------------------------
                                  Alan D. Lott, its Vice President


                              Hand Delivery Address:

                              7th Floor, AmSouth-Sonat Tower
                              1900 Fifth Avenue North
                              Birmingham, Alabama 35203
                              FAX:  (205) 583-4436
                              Attention:  Regional Banking Department

                              Mailing Address:

                              Post Office Box 11007
                              Birmingham, Alabama 35288
                              FAX:  (205) 583-4436
                              Attention:  Regional Banking Department

                                   EXHIBIT A

                               CREDIT DOCUMENTS

     1. Note dated June 19, 1997, in the maximum aggregate principal amount of Thirty Million and no/100 Dollars ($30,000,000.00) executed by the Borrower in favor of the Lender.

     2. Amended and Restated Credit Agreement dated as of March 23, 1998 executed by and between the Borrower and the Lender.

     3. Mortgage, Assignment of Rents and Leases and Security Agreement (Alabama) dated March 23, 1998 executed by the Borrower in favor of the Lender.

     4. Mortgage, Assignment of Rents and Leases and Security Agreement (Florida) dated March 23, 1998 executed by the Borrower in favor of the Lender.

     5. Deed to Secure Debt, Assignment of Rents and Leases and Security Agreement dated March 23, 1998 executed by the Borrower in favor of the Lender.

     6. Mortgage, Assignment of Rents and Leases and Security Agreement (Kentucky) dated March 23, 1998 executed by the Borrower in favor of the Lender.

     7. Mortgage, Assignment of Rents and Leases and Security Agreement (South Carolina) dated March 23, 1998 executed by the Borrower in favor of the Lender.

     8. Credit Line Deed of Trust, Assignment of Rents and Leases and Security Agreement dated March 23, 1998 executed by the Borrower in favor of W. Allen Ames, as Trustee, for the benefit of the Lender.

     9. Agreement Note to Convey or Encumber and Agreement to Mortgage dated March 23, 1998 executed by and between the Borrower in favor of the Lender.

     10. Master Collateral Assignment of Leases dated March 23, 1998 executed by the Borrower in favor of the Lender.

     11. Security Agreement dated March 23, 1998 executed by the Borrower in favor of the Lender.

     12. Environmental Indemnity Agreement dated March 23, 1998 executed by the Borrower in favor of the Lender.

                                   EXHIBIT B
                                EXISTING LIENS

                                                                              Filing
JURISDICTION        Debtor             Secured Party             FILE NO.      Date      Collateral              Tax Liens
-----------------------------------------------------------------------------------------------------------------------------------

Alabama,           Morrison           Eaton Financial        93-30065         8/25/93  Yogurt freezer lease         Fed -
Secretary of       Restaurants Inc.   Corporation                                                                   Clear
State              Morrison           IBM Credit             97-45408         11/3/97  Computer equipment lease
                   Restaurants Inc.   Corporation
                   Morrison           General Electric       97-47092        11/17/97  Sale/leaseback for ovens
                   Restaurants Inc.   Capital Corporation                               and steamers
                   Morrison Fresh                            Clear                                                  Fed -
                   Cooking                                                                                          Clear
Florida,           Morrison           Eaton Financial        930000052921     3/11/93  Trash compactor equipment    Fed -
Secretary of       Restaurants Inc.   Corporation                                      lease                        Clear
State              Morrison           General Electric       970000260095    11/17/97  Sale/leaseback for ovens
                   Restaurants Inc.   Capital Corporation                               and steamers
                   Morrison Fresh     Orix Credit            970000012651     1/17/97  Blanket lien                 Fed -
                   Cooking, Inc.      Alliance, Inc.                                                                Clear
Georgia, Central   Morrison                                                                                         N/A
Index              Restaurants, Inc.
Georgia, Central   Morrison Fresh                                                                                   N/A
Index              Cooking, Inc.

Indiana,           Morrison           General Electric       2157351        11/17/97  Sale/leaseback for ovens     Fed -
Secretary of       Restaurants  Inc.  Capital Corporation                               and steamers                Clear
State              Morrisons          Specialty Equipment    1938881         9/19/94  Ice cream machine
                   Restaurant Inc.    Leasing Svcs
                   Morrison's         NBD Leasing, Inc.      1875187        10/26/93  Computer equipment lease
                   Restaurants Inc.
                   Morrison Fresh                            Clear                                                  Fed -
                   Cooking                                                                                          Clear
Kentucky,          Morrison           General Electric       153892        11/17/97  Sale/leaseback for ovens     N/A
Secretary of       Restaurants Inc.   Capital Corporation                               and steamers
State

                                                                              Filing
JURISDICTION        Debtor             Secured Party             FILE NO.      Date      Collateral              Tax Liens
-----------------------------------------------------------------------------------------------------------------------------------
                   Morrison Fresh                            Clear                                                  N/A
                   Cooking
Louisiana,         Morrison           General Electric       36-123528       11/18/97  Sale/leaseback for ovens
Secretary of       Restaurants Inc.   Capital Corporation                               and steamers
State                                 (Orleans Parish)
                   Morrison           General Electric       53-12898        11/19/97  Sale/leaseback for ovens
                   Restaurants Inc.   Capital Corporation                               and steamers
                                      (Tangipahoa Parish)
                   Morrison           General Electric       37-70609        11/18/97  Sale/leaseback for ovens     Fed -
                   Restaurants Inc.   Capital Corporation                               and steamers                Clear
                                      (Ouachita Parish)
                   Morrison Fresh                            Clear                                                  Fed -
                   Cooking                                                                                          Clear
Maryland,          Morrison           General Electric       173228168       11/17/97  Sale/leaseback for ovens
Department of      Restaurants Inc.   Capital Corporation    (Liber                     and steamers
Assessments and                                              3990, Page
Taxation                                                     1513)
                   Morrison Fresh                            Clear                                                  N/A
                   Cooking
Mississippi,       Morrison           General Electric       01159571        11/17/97  Sale/leaseback for ovens     Fed -
Secretary of       Restaurants Inc.   Capital Corporation                               and steamers                Clear
State
                   Morrison Fresh                            Clear                                                  Fed -
                   Cooking                                                                                          Clear
North Carolina,    Morrison           General Electric       1516864         11/17/97  Sale/leaseback for ovens     Fed -
Secretary of       Restaurants Inc.   Capital Corporation                               and steamers                Clear
State
                   Morrison Fresh     Orix Credit            1406028         12/11/96  Dishwasher lease             Fed -
                   Cooking, Inc.      Alliance, Inc.                                                                Clear
                   Morrison Fresh     Orix Credit            1441827          3/31/97  Dishwasher lease
                   Cooking, Inc.      Alliance, Inc.
South Carolina,    Morrison           General Electric       162210C         11/17/97  Sale/leaseback for ovens     Fed -
Secretary of       Restaurants Inc.   Capital Corporation                               and steamers                Clear
State              Morrison Fresh     Orix Credit            123326B         12/12/96  Blanket lien
                   Cooking, Inc.      Alliance, Inc.

                                                                              Filing
JURISDICTION        Debtor             Secured Party             FILE NO.      Date      Collateral              Tax Liens
-----------------------------------------------------------------------------------------------------------------------------------

Tennessee,         Morrison           General Electric       972091229       11/17/97  Sale/leaseback for ovens     N/A
Secretary of       Restaurants Inc.   Capital Corporation                               and steamers
State              Morrison Fresh                            Clear                                                  N/A
                   Cooking
Virginia, State    Morrison           General Electric       9711177808      11/17/97  Sale/leaseback for ovens
Corporation        Restaurants Inc.   Capital Corporation                               and steamers
Commission
                   Morrison Fresh                            Clear                                                  Fed -
                   Cooking                                                                                          Clear

                                   EXHIBIT C

                           MORRISON RESTAURANTS INC.

               REQUEST FOR LIBOR LOAN OR INTEREST RATE ELECTION

     Under the Amended and Restated Credit Agreement dated as of March 23, 1998 (the "Credit Agreement") entered into by MORRISON RESTAURANTS INC., a Georgia corporation (the "Borrower") and AMSOUTH BANK, an Alabama banking corporation (the "Lender"):

                            Request for LIBOR Loan

     Pursuant to Section 2.2 of the Credit Agreement, the Borrower hereby requests an LIBOR Loan at the LIBOR-Based Rate as follows:

          (a) Amount of LIBOR Loan - $_______________.

          (b) Date as of which the LIBOR Loan is to be made - _________________.

          (c) The maturity selected for the Interest Period is [one month] [two months] [three months]
              [six months] (circle one, if applicable).


                            Interest Rate Election

     Pursuant to Section 3.2 of the Credit Agreement, the Borrower makes the following interest rate election with respect to the Segment in the principal amount of $______________ that matures on ____________________.

          (a) The amount of the Segment to which the requested interest rate will apply - $__________.

          (b) The date on which the selected interest rate will become applicable - _______________.

          (c) The maturity selected for the Interest Period is [one month] [two months] [three months] [six months] (circle one, if applicable).

     In accordance with Section 6.1 of the Credit Agreement, the presentation by the Borrower of this Request for LIBOR Loan or Interest Rate Election constitutes a representation and warranty by the Borrower to the Lender that no material adverse change in the financial condition of the Borrower, as reflected in the financial statements referred to in Section 5.3 of the Credit Agreement, has occurred since the date of such financial statements and that the representations and warranties of Borrower contained in the Credit Agreement continue to be true and correct (except the financial statements referred to in Section 5.3 shall be deemed those most recently delivered to the Lender pursuant to Section 7.3).

     Dated ________________.

                              MORRISON RESTAURANTS INC.


                              By:_______________________________
                                 Its____________________________

                                   EXHIBIT D

                                    FORM OF
                            COMPLIANCE CERTIFICATE

     Reference is made to that certain Amended and Restated Credit Agreement between MORRISON RESTAURANTS INC., a Georgia corporation (the "Borrower") and AMSOUTH BANK, an Alabama banking corporation (the "Lender"), dated as of March 23, 1998 (the "Credit Agreement"). Capitalized terms used in this certificate and the Schedule attached hereto, unless otherwise defined herein, have the meanings assigned to them in the Credit Agreement.

     The undersigned does hereby certify to the Lender as follows:

     1. He is the duly elected and serving [Senior Vice President - Finance or chief executive officer or president] of the Borrower and is authorized to execute and deliver this Certificate on behalf of the Borrower acting in that capacity.

     2. He has reviewed the terms of the Credit Agreement and the other Loan Documents and has made, or has caused to be made under his supervision, a review of the transactions and conditions of the Borrower through the date on which this certificate is delivered to the Lender. To the best of his knowledge, no Default or Event of Default under the Credit Agreement has occurred and is continuing as of the date this certificate is delivered to the Lender, except as follows:_______________________________________________________________________
_____________________________________________________[Give detailed description or insert "none" if appropriate].

     3. The computations relating to the Borrower's financial condition set forth on Schedule D-1 attached hereto were true and correct as of _______, 199_ (such date being the last day of the most recently ended fiscal calendar quarter) and there has been no material adverse change in such amounts upon which such computations are based through the date on which this certificate is delivered to the Lender.


                                     ______________________________
                                     ___________________ of
                                     MORRISON RESTAURANTS INC.


Dated: ___________________, 199_

                                 SCHEDULE D-1

                         Financial Covenant Compliance


     The following financial covenants calculations are made as of ____________, 199__ (the "Determination Date"):

          1. The Fixed Charge Coverage Ratio at the Determination Date for the most recent four-quarter period was _______ to 1.00, calculated as follows:

          (a) Net Income after taxes for the most recent-ended
              four fiscal quarters                               $___________
          (b) Depreciation and amortization for the most
              recent-ended four fiscal quarters                   ___________
          (c) Interest Expense for the most recent-ended
              four fiscal quarters                                ___________
          (d) Income and Profit Taxes for the most recent-ended
              four fiscal quarters                                ___________
          (e) Operating Lease Payments for the most recent-ended
              four fiscal quarters                                ___________
          (f) Sum of (a) through (e)                              ___________
          (g) Dividends actually paid for the most recent-ended
              four fiscal quarters                                ___________
          (h) (f) - (g)                                           ___________
          (i) Interest Expense for the most
              recent-ended four fiscal quarters                   ___________
          (j) Principal Maturities (not including
              the Loans) for the next succeeding four
              fiscal quarters following the Determination Date    ___________
          (k) Operating Lease Payments for the most
              recent-ended four fiscal quarters                   ___________
          (l) Outstanding Loans on the Determination
              Date times 20%                                      ___________
          (m) Sum of (i) through (l)                              ___________
          (n) (h) [divided by] (m)                                ___________

          Required: Not less than (1) 0.95 to 1.0 at any time during the third and fourth fiscal quarters of fiscal year 1998, (2) 1.05 to 1.0 at any time during the first fiscal quarter of fiscal year 1999, (3) 1.10 to 1.0 at any time during the second fiscal quarter of fiscal year 1999, (4) 1.15 to 1.0 at any time during the third and fourth fiscal quarters of fiscal year 1999, and (5) 1.20 to 1.0 at any time during the fiscal year 2000.

          2. The ratio at the Determination Date of Debt plus six times Operating Lease Payments to EBITDAR for the most recent-ended four fiscal quarters was ______ to 1.00, calculated as follows:

          (a) Outstanding Debt on the Determination Date          ___________
          (b) Operating Lease Payments for the most recent-ended
              four fiscal quarters                                ___________
          (c) Line (b) multiplied by six                          ___________
          (d) Sum of (a) and (c)                                  ___________
          (e) Net Income after taxes for the most recent-ended
              four fiscal quarters                                ___________
          (f) Income and Profit Taxes for the most recent-ended
              four fiscal quarters                                ___________
          (g) Interest Expense for the most recent-ended
              four fiscal quarters                                ___________
          (h) Depreciation and amortization for the most
              recent-ended four fiscal quarters                   ___________
          (i) Operating Lease Payments for the most
              recent-ended four fiscal quarters                   ___________
          (j) Sum of (e) through (i) (EBITDAR)                    ___________
          (k) (d) [divided by] (j)                                ___________

          Required: Not greater than 5.65 to 1.0 at the end of any fiscal quarter during fiscal year 1998, 5.0 to 1.0 at the end of any fiscal quarter during fiscal year 1999 and 4.5 to 1.0 at the end of any fiscal quarter during fiscal year 2000.

          3. During the four fiscal quarter period ended on the Determination Date the Borrower incurred in the aggregate:

          Capital Expenditures of $_________.

          Required: Not in excess of (1) if the Borrower's Fixed Charges Coverage Ratio for the preceding four fiscal quarters is less than
          1.15 to 1.0, $15,000,000, or (2) if the Borrower's Fixed Charges Coverage Ratio for the preceding four fiscal quarters is equal to or greater than 1.15 to 1.0, $20,000,000.

          4. (a) The amount of obligations for Operating Lease Payments (exclusive of Technology Leases) for the four fiscal quarter period ended on the Determination Date was $__________.

          Required:  Not in excess of $15,000,000.

               (b) The amount of obligations for Technology Leases for the four fiscal quarter period ended on the Determination Date was $___________

          Required:  Not in excess of $3,000,000.

          5.  Net Worth at the Determination Date was $_________.

          Required: Not less than the sum of (1) $35,000,000 plus (2) 100% of cumulative Net Income, if positive, after taxes for the period from November 30, 1997 through the date of determination, less dividends actually paid during such period, determined on a quarterly basis; provided, however, the amount of dividends paid cannot exceed 75% of Net Income for any fiscal year; provided, further, however, that if the accounting adjustments presently contemplated by the Borrower pursuant either to FAS 121 or to certain other one-time charges not to exceed $2,000,000, or both, do in fact occur on or before Borrower's fiscal year end 1998, the foregoing covenant shall be amended automatically upon the occurrence of such adjustments to refer to the figure "$23,000,000" rather than "$35,000,000", such amendment to be deemed in effect retroactively to the effective date of such accounting adjustments.

          6. The ratio of aggregate outstanding Advances plus Letter of Credit Borrowings for any four consecutive fiscal quarters to EBITDA less
     dividends actually paid during such period was    to 1.0, calculated as
     follows:

          (a) Aggregate Advances as of the Determination Date       ___________
          (b) Letter of Credit Borrowings as of Determination Date  ___________
          (c) Sum of (a) and (b)                                    ___________
          (d) Net Income after taxes for the most recent-ended
              four fiscal quarters                                  ___________
          (e) Income and Profit Taxes for the most recent-ended
              four fiscal quarters                                  ___________
          (f) Interest Expense for most recent-ended four
              fiscal quarters                                       ___________
          (g) Depreciation and Amortization for
              most recent-ended four fiscal quarters                ___________
          (h) Sum of (d) through (g)                                ___________
          (i) Dividends actually paid during most recent-ended
              Four Fiscal Quarters                                  ___________
          (j) (h) - (i)                                             ___________
          (k) (c) [divided by] (j)                                  ___________

     Required: Not greater than (1) 4.0 to 1.0 at the end of any fiscal quarter during fiscal year 1998, (2) 3.0 to 1.0 at the end of any fiscal quarter during fiscal year 1999, and (3) 2.25 to 1.0 at the end of any fiscal quarter during fiscal year 2000.


                                     ____________________________
                                     ___________________ of
                                     MORRISON RESTAURANTS INC.

Dated:________________, 199_

                                   EXHIBIT E

                            (Mortgaged Leaseholds)


LANDLORD/SITE DESCRIPTION                          EFFECTIVE DATE

Springdale Plaza, Inc.                             February 1, 1982
Springdale Plaza
Mobile, AL
(House Code #5629)

B & B Cash Grocery Stores, Inc.                    December 1, 1989
University Plaza
Tampa, FL
(House Code #5793)

State of California Public Employees               August 6, 1975
     Retirement System
Peachtree Mall
Columbus, GA
(House Code #5082)

Lebcon Associates                                  August 5, 1987
Hamilton Place
Chattanooga, TN
(House Code #4055)

Heitman Properties of Alabama Ltd.                 January 1, 1992
Montgomery Mall
Montgomery, AL
(House Code #5850)

Aronov Realty Company, Inc.                        August 3, 1977
Eastdale Mall
Montgomery, AL
(House Code #4986)

H-D Lakeland Mall Joint Venture                    March 10, 1988
Lakeland Square Shopping Center
Lakeland, FL
(House Code #4300)

American National Insurance Company                January 22, 1997
Edgewater Plaza
Shopping Center
Biloxi, MS
(House Code #4951)

Gainesville Mall, Ltd.                             November 1, 1997
Gainesville, FL
(House Code #5645)

American Property Investors XI                     August 1, 1982
College Parkway
Ft. Myers, FL
(House Code #4572)

The Oaks Development Company                       February 22, 1978
The Oaks
Gainesville, FL
(House Code #4085)

California Public Employees'                       June 21, 1993
     Retirement System
Greenville Mall
Greenville, MS
(House Code #5991)

American National Bank of Florida                  June 1, 1995
Escambia Town & Country Plaza
Pensacola, FL
(House Code #5678)

Bill Mabros                                        February 24, 1996
State Route 138
Stockbridge, GA
(House Code #5154)

B. Francis Saul, II and Garland J. Bloom, Jr.,     April 1, 1977
Trustees for the B. F. Saul Real Estate
     Investment Trust
Lexington Mall
Lexington, KY
(House Code #4929)

19th Street Investors, Inc.                        June 1, 1997
Ft. Lauderdale, FL
(House Code #5660)

Simon De Bartolo Group                             March 25, 1994
Cutler Ridge Mall
Miami, FL
(House Code #4218)

Augusta Mall Partnership                           September 1, 1993
Augusta Mall
Augusta, GA
(House Code #4192)

CBL Management Inc.                                March 3, 1983
Maryville
Maryville, TN
(House Code #4879)

Dutch Square Columbia Venture                      July 1, 1995
Dutch Square
Columbia, SC
(House Code #5827)

CBL & Associates, Inc.                             February 11, 1981
Georgia Square Mall
Athens, GA
(House Code #4523)

Chesapeake-JCP Associates, Ltd.                    October 11, 1989
Chesapeake Square
Chesapeake, VA
(House Code #4001)

Pensacola Associates                               May 28, 1986
Cordova Mall
Pensacola, FL
(House Code #4390)

                                SCHEDULE 5.1(E)

                                     NAMES


                           Morrison Restaurants Inc.

                             Morrison's Cafeteria

                              Morrison's Express

                               J. R. Mayberry's

                           Morrison's Fresh Cooking

                                  Morrison's

                              Morrison's Kitchens

                           Morrison's Family Dining

                                 SCHEDULE 5.4

                                     TAXES



     Borrower periodically receives notices of assessment from the Internal Revenue Service and other taxing authorities, the aggregate amount of which at any time is immaterial. These notices generally relate to misunderstandings regarding Borrower's tax positions, payments which have crossed in the mail with notices relating thereto, and disputes which have been or are in the process of being resolved.

     The following state tax assessments have been made against the predecessor to Borrower. Borrower may share a portion of the assessment, but the amount of the allocation to Borrower has not yet been determined. The Florida assessment may result in a disproportionately large allocation of liability to Borrower under the existing sharing agreements.

    Jurisdiction      Type of Tax     Audit Years      Amount
    ------------      -----------     -----------      ------

     California      Franchise Tax    5/93 - 5/95      167,000

     New Jersey      Income Tax       5/91 - 5/95      178,000

     Florida         Income Tax       5/92 - 5/94      374,000

     An IRS assessment for 1993 and 1994 withholding taxes has been asserted with respect to the predecessor of Borrower, of which the Borrower's share should be approximately $174,000 if the full assessment is imposed.

                                 SCHEDULE 5.5

                              MATERIAL LITIGATION


           PENDING OR THREATENED LITIGATION, CLAIMS AND ASSESSMENTS
              AGAINST OR ASSUMED BY MORRISON FRESH COOKING, INC.


Wren Campbell and Susan Mathern v. Morrison Fresh Cooking, Inc.:   The
Plaintiffs allege sexual harassment, retaliation, and intentional infliction of emotional distress during the course of their employment, and claim compensatory and punitive damages in an unspecified amount.

Jerome Teague v. Morrison Fresh Cooking, Inc., et al.: A former manager alleges breach of his employment contract and wrongful termination, and seeks damages in an unspecified amount.

Department of Labor Investigation: The Department of Labor audited the Morrison Restaurants Inc. ("MRI") group life insurance plan and advised Ruby Tuesday, Inc. ("RTI"), successor in interest to MRI by reincorporation and name change only, of its position that RTI should make a supplemental contribution in the amount of approximately $1,575,000 to the fund through which those benefits are provided, and refund approximately $685,000 to Plan participants. The Department's position is based upon a dispute with RTI over the allocation of premium expenses for various welfare benefit plans and the application of experience rating dividends. Ruby Tuesday, Inc. has agreed to refund $1,023,000 to life insurance participants over a 5-year period from 1998 - 2002. As a result of a sharing agreement with RTI entered into as part of the spin-off of the Borrower by MRI, Borrower's share of the liability is expected to be 35 to 40% (based on employee head count). The DOL has not yet determined whether a penalty should be assessed. A penalty assessment would result in an additional liability of approximately $200,000.

Morrison's Cafeteria, Lake Square Mall, Leesburg, Florida, House 4481. On July 31, 1997, a portion of the roof and an exterior wall of Lake Square Mall collapsed into these leased premises shortly after the Company's cafeteria closed for the day. Pursuant to the Lease for the space, the Landlord is liable for all damages caused by its actions or inactions which cause the Company to close its business. Third parties may also be liable for some or all of the Company's damages. It is anticipated that it will take several months to complete the repairs necessary to reopen in these premises. It is too early to estimate the amount of the Company's claim against the Landlord or any third parties. The Company intends to vigorously pursue such claim.

Donna Shelley, Mary Shannon, Sharon Hoisington, Patricia Wagner, Tammy McDaniel v.

Morrison Fresh Cooking, Inc. This suit was filed July 27, 1997 in the U.S. District Court for the Middle District of Georgia, Macon Division. The Plaintiffs allege sexual harassment, retaliation, negligent employment, intentional infliction of emotional distress, and age discrimination during the course of their employment at the Company's restaurant located in Warner Robbins. The matter was assigned to Cornelius R. Heusel at The Kullman Firm to defend. The Plaintiffs have demanded compensatory and punitive damages in an unspecified amount. The lawsuit is in its early states and it is too early to estimate potential liability. The Company will vigorously defend this claim.

Robert Moseley v. Morrison Restaurants Inc. This lawsuit is for retaliation and is currently in the early stages of discovery. The plaintiff's settlement demands have been unreasonable. The Company intends to vigorously defend this suit.

Yolanda Holmes and Barbara Cook v. Morrison Fresh Cooking, Inc. This lawsuit is for alleged sexual harassment/discrimination. The case is in the early stages of discovery. The Company intends to vigorously defend this suit.

Morrison Restaurants Inc. v. Bon Chef, Inc. This very recently filed lawsuit is for breach of warranties on pans purchased for use on the Company's serving lines. The Company is claiming damages which will total in excess of $900,000. The parties are currently discussing the use of an alternative dispute resolution process, such as mediation.

                                SCHEDULE 5.8(A)

                                  ERISA PLANS


     The Borrower maintains or contributes to the following Plan subject to Title IV of ERISA:

                   Morrison Restaurants Inc. Retirement Plan

                                SCHEDULE 5.8(B)

                               PLAN LIABILITIES


     See Schedule 5.5 regarding Department of Labor investigation.

                                SCHEDULE 5.8(C)

                                    FUNDING


1. The Morrison Restaurants Inc. Retirement Plan (the "Retirement Plan"), if terminated as of June 1, 1997, would have had an amount of unfunded benefit liabilities equal to approximately $2,500,000, projected using a 6.94% interest rate and the GATT-required mortality tables. If the Retirement Plan were terminated, as a contributing sponsor thereto, the Borrower's proportionate share of the liability, which share would be determined based upon the relative contribution levels of all contributing sponsors (the Borrower, Ruby Tuesday, Inc. and Morrison Health Care, Inc.) would be approximately $1,411,000.

2. As of May 31, 1997, the Borrower has accrued approximately $2,175,800 with respect to post-retirement medical expenses.

                               SCHEDULE 7.8(11)

                             EXISTING INDEBTEDNESS
                              AT JANUARY 31, 1998


Borrowings with AmSouth Bank pursuant            $12,154,000
  to Credit Agreement

Capitalized Lease Obligations:
  C.A. Steigner Trust, DPCS; Markall             $   140,000
    (Morrisons Regency Square)
  Pruitt Lease Obligations                       $   167,000
    (Morrisons Commerce Center)
  Potter lease Obligations                       $   159,000
    (Morrison's Hilltop Mal)
  Van Ausdall Lease Obligations                  $   113,000
    (Morrisons Williamsburg)                     -----------

    Total Capitalized Lease Obligations          $   579,000
                                                 ===========
Letters of Credit (Beneficiary)
  National Union Fire Insurance Company (AIG)    $ 3,790,000
  United States Fidelity & Guaranty                   60,000
  State of Georgia Self-Insurers                     250,000
  National Union Fire Insurance Company              100,000
  Florida Department of Labor                        355,000
                                                 -----------
    Total Letters of Credit                      $ 4,555,000
                                                 ===========
Bonds:
  Indemnity Agreement Bond - AIG                 $ 4,098,000
  Indemnity Agreement Bond - AIG                 $   775,000
                                                 -----------
    Total Indemnity Bonds                        $ 4,873,000
                                                 -----------
TOTAL CONTINGENT LIABILITIES                     $ 9,428,000
                                                 ===========

The Borrower has entered into Sharing Agreements with Morrison Health Care, Inc. and Ruby Tuesday, Inc. (the "Sharing Agreements") providing for the assumptions of liabilities and cross-indemnities designed to allocate, generally, among these three companies, financial responsibility for liabilities arising out of or in connection with business activities prior to March 11, 1996.

The Borrower has, and from time to time incurs, immaterial bonds to insure the payment of utilities, and to secure performance under construction contracts.

Debt with respect to Existing Liens set forth in Exhibit A.